SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

   / /    Preliminary Proxy Statement                             / /    Confidential,  for  Use  of  the  Commission
                                                                         Only (as permitted by Rule 14a-6(e)(2))
   /X/    Definitive Proxy Statement
   / /    Definitive Additional Materials
   / /    Soliciting Material Pursuant to Section 240.14a-12


                              COMPLETEL EUROPE N.V.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                       N/A
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
   /X/    No fee required.
   / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

          (5)  Total fee paid:

-------------------------------------------------------------------------------

   / /    Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:______________________________________
          2)   Form, Schedule or Registration Statement No.:________________
          3)   Filing Party: _______________________________________________
          4)   Date Filed: _________________________________________________

                              COMPLETEL EUROPE N.V.

                      NOTICE OF ANNUAL SHAREHOLDERS MEETING

                           TO BE HELD AUGUST 20, 2002

TO THE SHAREHOLDERS OF
COMPLETEL EUROPE N.V.

We, CompleTel Europe N.V., invite you to attend our annual shareholders meeting that will take place at the World Trade Center, Schipholboulevard 127, 1118 BG, Schiphol, The Netherlands. This meeting will begin at 1:00 p.m. local time on Tuesday, August 20, 2002. The purposes of the meeting are as follows:

          (a) To discuss our statutory annual accounts and the other information referred to in Article 392 of Book 2 of the Dutch Civil Code;

          (b) To deliver the written report by our Board of Management on the state of our affairs and the management conducted during 2001;

          (c) To adopt our statutory annual accounts for the fiscal year ended December 31, 2001; and

          (d) To grant discharge to the members of our Supervisory Board and Board of Management from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2001.


          Our proxy statement, the proxy card and attendance form are included with this notice of our annual shareholders meeting in 2002. On or prior to August 12, 2002, we first mailed this package of documents to each registered holder of our Ordinary shares at the close of business on July 31, 2002. Furthermore, each broker, dealer or other participant in the clearing systems of the Depository Trust Company and Euroclear France who, at this time, might have held our Ordinary shares on behalf of beneficial owners has been supplied with the number of these document packages that it requested for distribution to beneficial owners.


          From today until the close of our annual meeting, our proxy materials will also be available on our website at www.completel.com and available for inspection at:

          - our registered offices located at Blaak 16, 3011 TA Rotterdam, The Netherlands; and

          - the offices of JPMorgan Chase Bank ("JPMorgan") located at 60 Wall Street, New York, NY 10260, USA.

     Copies of these documents can be obtained free of charge by our registered shareholders and other persons entitled to attend our shareholders meetings by written request to CompleTel Europe N.V., Blaak 16, 3011 TA Rotterdam, The Netherlands, Attention: Investor Relations.

          If you are a registered shareholder (that is, if you hold our Ordinary shares registered in your own name), you may vote your shares by following one of the two procedures described below:

          1) VOTING IN PERSON BY REGISTERED SHAREHOLDERS. To be eligible to vote your shares in person at our annual shareholders meeting, you must complete and sign the enclosed attendance form, and JPMorgan must receive the completed attendance form from you no later than 3:00 p.m. (New York City time) on August 16, 2002. JPMorgan's address is listed on the attendance form. The timely receipt by JPMorgan of the duly completed and signed attendance form will constitute a notification to us of your intention to exercise your voting and meeting rights.

          2) VOTING OF REGISTERED SHAREHOLDERS BY PROXY. To vote your shares by proxy, you must complete and sign the enclosed proxy card, and JPMorgan must receive the completed proxy card from you no later than 3:00 p.m. (New York City time) on August 16, 2002. JPMorgan's address is listed on the proxy card. The timely receipt by JPMorgan of the duly completed and signed proxy card will constitute a notification to us of your intention to exercise your voting rights by means of a proxy.

          If you are not a registered shareholder, but, through a bank, broker or another agent, you beneficially own our Ordinary shares, you may instruct your agent to vote your shares. To do so, complete, sign and return to your agent the voting instruction form that it provided to you, as instructed by your agent. Your agent must receive the relevant form prior to the deadline it establishes. We expect your agent will set this deadline sometime before the August 16 deadline applicable to our registered shareholders, since sufficient time must be allowed for your agent to process the voting instructions that it receives from you and all of its other clients, such that a proxy card reflecting these instructions is received by JPMorgan no later than August 16, 2002.


                                      By order of the Board of Management


                                      John M. Hugo
                                      Corporate Controller and
                                      Chief Accounting Officer


Rotterdam, The Netherlands

August 12, 2002

                                TABLE OF CONTENTS
DISTRIBUTION OF PROXY MATERIAL, AVAILABLE INFORMATION.........................1
VOTING INFORMATION............................................................1
COST OF SOLICITATION..........................................................4
OUR PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY OUR MANAGEMENT..............5
PROPOSAL 1 - ADOPTION OF ANNUAL ACCOUNTS FOR FISCAL 2001......................8
PROPOSAL 2 - DISCHARGE FROM LIABILITY OF MEMBERS OF THE
MANAGEMENT AND SUPERVISORY BOARDS IN RESPECT OF FISCAL 2001...................8
CHANGES IN ACCOUNTANTS........................................................9
FUTURE SHAREHOLDER PROPOSALS.................................................10
APPENDIX A - COMPLETEL EUROPE N.V. DUTCH STATUTORY ACCOUNTS ................A-1
APPENDIX B - OTHER FINANCIAL INFOMRATION ...................................F-1

                              COMPLETEL EUROPE N.V.

                                 PROXY STATEMENT

                        --------------------------------

     This proxy statement is being sent to you in connection with the solicitation of proxies by the Supervisory Board and Board of Management of CompleTel Europe N.V., a company incorporated under the laws of The Netherlands, for its annual shareholders meeting to be held on Tuesday, August 20, 2002. This meeting will begin at 1:00 p.m. local time, at the World Trade Center, Schipholboulevard 127, 1118 BG, Schiphol, The Netherlands.

              DISTRIBUTION OF PROXY MATERIAL, AVAILABLE INFORMATION


          On or prior to August 12, 2002, we first mailed this proxy statement, the proxy card and attendance form and the notice of our annual shareholders meeting in 2002 to each registered holder of our Ordinary shares, par value EURO 0.10, at the close of business on July 31, 2002. Furthermore, each broker, dealer or other participant in the clearing systems of the Depository Trust Company ("DTC") and Euroclear France ("Euroclear") who, at this time, might have held our Ordinary shares on behalf of beneficial owners has been supplied with the number of these document packages that it requested for distribution to beneficial owners.


          From today until the close of our annual meeting, our proxy materials will also be available on our website at www.completel.com and available for inspection at:

          - our registered offices located at Blaak 16, 3011 TA Rotterdam, The Netherlands; and

          - the offices of JPMorgan Chase Bank (JPMorgan) located at 60 Wall Street, New York, NY 10260, USA.

     Copies of these documents can be obtained free of charge by our registered shareholders, and other persons entitled to attend our shareholders meetings by written request to CompleTel Europe N.V., Blaak 16, 3011 TA Rotterdam, The Netherlands, Attention: Investor Relations.

                               VOTING INFORMATION


          MATTERS TO BE DECIDED AT THE ANNUAL MEETING. The enclosed notice of our annual shareholders meeting in 2002 outlines all the matters that we know, as of August 10, 2002, are to be brought before the annual meeting. These matters are described below in further detail.


          RIGHT TO ATTEND THE ANNUAL MEETING. Each of our registered shareholders as of the date of the annual meeting and other parties who, under Dutch law, are entitled to attend our shareholders meetings (for example, pledgees and usufructuaries of shares who have voting rights) and their authorized agents, are entitled to attend our annual shareholders meeting, provided that such person gives us at least seven days prior notice of his intention to do so.

          HOW TO ATTEND THE ANNUAL MEETING. If you are a registered shareholder (that is, you hold our Ordinary shares registered in your own name) and wish to attend the annual meeting, or to be represented at the meeting by an agent, you must complete and sign the enclosed attendance form, and JPMorgan must receive the form from you no later than 3:00 p.m. (New York City time) on August 16, 2002. In addition, if you intend to be represented by an agent, you must indicate so on the attendance form AND your agent must present a duly executed power-of-attorney to obtain admission to our annual meeting.

          If you are not a registered shareholder, but you beneficially own Ordinary shares that are registered in the name of another person, you may attend the annual meeting as an agent of the registered shareholder. If you wish to do so, you should instruct the registered holder of your shares to submit an attendance form in accordance with the procedures described above. In addition, you must obtain a duly executed power-of-attorney from such registered shareholder and bring it to the meeting.

          RIGHT TO VOTE. As a company incorporated under the laws of The Netherlands, we are governed by Dutch corporate law. Under Dutch corporate law, only persons who are our registered shareholders on the day of our annual shareholders meeting are entitled to vote on the matters to be decided by the meeting. If you are such a registered shareholder, you may only vote the amount of our Ordinary shares that you hold of record on the day of our annual shareholders meeting.

          Some of our Ordinary shares are held of record by DTC and Euroclear on behalf of institutions that have accounts with these clearing systems. As brokers, dealers or other types of agents, these participants in DTC and Euroclear may, in turn, hold interests in our Ordinary shares on behalf of their clients. If you own interests in our Ordinary shares as, or through, a participant in a clearing system, you must rely on the procedures of that clearing system and participant to exercise voting rights. We understand that under existing market practice DTC and Euroclear, as registered shareholders, would act upon the voting instructions of their participants and these participants would act upon the voting instructions of their clients who are beneficial owners of our Ordinary shares.

          HOW TO VOTE. If you are a registered shareholder (that is, if you hold our Ordinary shares registered in your own name), you may vote your shares by following one of the two procedures described below:

          1) VOTING IN PERSON BY REGISTERED SHAREHOLDERS. To be eligible to vote your shares in person at our annual shareholders meeting, you must complete and sign the enclosed attendance form, and JPMorgan must receive the completed attendance form from you no later than 3:00 p.m. (New York City time) on August 16, 2002. JPMorgan's address is listed on the attendance form.

          2) VOTING OF REGISTERED SHAREHOLDERS BY PROXY. To vote your shares by proxy, you must complete and sign the enclosed proxy card, and JPMorgan must receive the completed proxy card from you no later than 3:00 p.m. (New York City time) on August 16, 2002. JPMorgan's address is listed on the proxy card.

          If you are not a registered shareholder, but you beneficially own our Ordinary shares through a bank, broker or another agent, you may instruct your agent to vote your shares. To do so, complete, sign and return to your agent the voting instruction form provided to you by your agent in accordance with the instructions thereof. Your agent must receive the relevant form prior to the deadline it establishes. We expect your agent will set this deadline sometime before the August 16 deadline applicable to our registered shareholders, since sufficient time must be allowed for your agent to process the voting instructions that it receives from you and all of its other clients, such that a proxy card reflecting these instructions is received by JPMorgan no later than August 16, 2002.

          REVOKING YOUR PROXY. If you are a registered shareholder who has submitted a proxy, you may change your vote by (1) sending a written notice of revocation to JPMorgan; (2) submitting a later proxy; or (3) attending the annual meeting AND voting in person (in which case you must submit an attendance form). In each case, your notice of revocation, subsequently dated proxy or attendance form must be received by JPMorgan no later than 3:00 p.m. (New York City time) on August 16, 2002.

          If you are a beneficial owner of our Ordinary shares who has submitted a proxy card or voting instructions form to your bank, broker or other agent, you may change your vote by following your agent's procedures for this purpose.

          RETURNING YOUR PROXY WITHOUT INDICATING YOUR VOTE. If you are a registered shareholder and you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows:

          1.   FOR the adoption of our Dutch statutory annual accounts; and

          2. FOR the discharge from liability of members of our Supervisory and Management Boards in respect of fiscal 2001.

          If you beneficially own interests in our Ordinary shares through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

          VOTING "ABSTAIN". You can vote "abstain" with regard to some or all of the proposals. If you vote to "abstain," your shares will not be voted and will not be counted in determining the shares necessary for the approval.


          QUORUM. The presence at our annual meeting, in person or by proxy, of the holders of one-third of our Ordinary shares outstanding on the day of the annual meeting will constitute a quorum, permitting the meeting to conduct its business. As of July 25, 2002, 160,555,222 of our Ordinary shares were outstanding, each entitled to one vote other than 3,135,192 shares that we held in treasury as of that date. We do not expect this number to change significantly between now and the day of the annual meeting. Holders of approximately 60% of our outstanding Ordinary shares have previously agreed to attend the annual meeting in person or by proxy, so that the presence of a quorum is assured.

          VOTES REQUIRED TO ADOPT THE PROPOSALS. All matters to be voted on at the annual meeting require the vote of a majority of the votes cast by shareholders represented at the meeting in person or by proxy.

          POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING. If the annual meeting is postponed or adjourned, your proxy or voting instructions will still be valid and may be voted at the postponed or adjourned meeting.

                              COST OF SOLICITATION

          We will bear the entire cost of the preparation of the proxy materials and the solicitation by our Supervisory Board of your proxy. Our directors, officers and employees will not receive any additional compensation for soliciting proxies. Proxies may be solicited by mail or other means. We have retained JPMorgan and will reimburse JPMorgan for its related out-of-pocket expenses. We will also reimburse brokerage houses and other nominees and fiduciaries in the U.S. for their reasonable out-of-pocket expenses for forwarding soliciting materials to beneficial owners of our Ordinary shares.

        OUR PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY OUR MANAGEMENT


OUR PRINCIPAL SHAREHOLDERS


          The following table sets forth information regarding the beneficial ownership of our Ordinary shares as of July 20, 2002 by:

          - each of our Named Executive Officers, except for Messrs. Pearson, Lacey, Rushe and Patrick, former executive officers of ours who are no longer required to report their beneficial ownership in our Ordinary shares;

          -    each member of our Supervisory Board;

          - all our executive officers and members of our Supervisory Board as a group;

          - each shareholder who is known to us to own beneficially more than 5% of our Ordinary shares as of such date.

                                                                        COMPLETEL EUROPE N.V.
                                                                        SHARES     PERCENTAGE
     NAME OF BENEFICIAL OWNER                                           OWNED      OF SHARES
     DIRECTORS AND NAMED EXECUTIVE OFFICERS:
     Timothy A. Samples(1)........................................     1,500,000          0.9
     Jerome de Vitry(2)(8)........................................       116,312             *
     James E. Dovey(3)(8)(9)......................................     3,975,532          2.5
     Lawrence F. DeGeorge(4)(7)(8)................................    26,706,043         16.8
     James C. Allen(5)(8)(9)......................................       833,437          0.5
     Paul J. Finnegan(6)..........................................            --             *
     James H. Kirby(6)............................................            --             *
     James N. Perry, Jr.(6).......................................            --             *
     All directors and executive officers as a group (8 persons)..    33,131,324         20.8%
     5% AND OTHER PRINCIPAL OWNERS:
     Madison Dearborn Partners(6)(8)..............................    64,573,990         40.6
     DeGeorge Telcom Holdings Limited Partnership(7)(8)...........    26,208,676         16.5
     Meritage Private Equity Funds(8)(9)..........................     6,758,479          4.3


----------
*         Less than 0.5%.

(1) Mr. Timothy Samples received, on March 14, 2001, options to purchase 1,500,000 of our shares. Effective May 17, 2002, Mr. Samples resigned his positions as our President, Chief Executive Officer and Managing Director. In accordance with his resignation agreement, 100% of his 1,500,000 options vested and thus he may be deemed to have beneficial ownership of the 1,500,000 Ordinary shares that he can acquire by exercising these stock options.

(2) These shares are owned indirectly by Mr. de Vitry through his ownership interests in CompleTel LLC.


(3) 1,333,663 of these shares are owned indirectly by Mr. Dovey through his ownership interest in CompleTel LLC. 2,637,079 shares are owned directly by Mr. Dovey. Mr. Dovey disclaims beneficial ownership as to the remaining 4,790 shares, which are owned by his wife.


(4) 497,367 of these shares are owned directly by Mr. DeGeorge. The remaining 26,208,676 shares are owned indirectly through DeGeorge Telcom Holdings Limited Partnership. Mr. DeGeorge is the Chairman and Chief Executive Officer of LPL Investment Group, Inc., which controls DeGeorge Telcom Holdings Limited Partnership.

(5) 32,554 of these shares are owned indirectly by Mr. Allen through his ownership interests in CompleTel LLC. 800,295 of the shares are owned directly by Mr. Allen. Mr. Allen disclaims beneficial ownership as to the remaining 588 shares, which are owned by Mr. Allen's wife.

(6) 2,924,659 of these shares are owned indirectly by Madison Dearborn Capital Partners II, L.P. through its ownership interests in CompleTel LLC. The remaining 61,649,331 shares are owned directly. Messrs. Finnegan, Kirby and Perry are managing directors of Madison Dearborn Partners, Inc., the general partner of the general partner of Madison Dearborn Capital Partners II, L.P. The address of Madison Dearborn Partners is Three First National Plaza, Chicago, Illinois 60602.

(7) 1,208,023 of these shares are owned indirectly by DeGeorge Telcom Holdings Limited Partnership through its ownership interests in CompleTel LLC. The remaining 25,000,653 shares are owned directly. Mr. DeGeorge has sole voting and investment power over the shares owned by DeGeorge Telcom Holdings Limited Partnership. The address of DeGeorge Telcom Holdings Limited Partnership is 639 Isbell Road, Suite 390, Reno, Nevada 89509.

(8) CompleTel LLC owns some of our Ordinary shares directly, and some indirectly through its wholly owned subsidiary, CompleTel (N.A.) N.V. Holders of common interests in CompleTel LLC could be deemed to be beneficial owners of our Ordinary shares that are owned by CompleTel LLC, because (a) CompleTel (N.A.) N.V.'s power to vote and dispose of our outstanding Ordinary shares is exercised by CompleTel (N.A.) N.V.'s sole managing director, who is appointed by CompleTel LLC as sole owner of all the voting interests in CompleTel (N.A.) N.V. and
          (b) CompleTel LLC's power to vote and dispose of its equity interests in CompleTel (N.A.) N.V. is exercised by CompleTel LLC's board of managers, which is elected by the holders of CompleTel LLC's common interests. The address of CompleTel LLC is 6300 South Syracuse Way, Suite 320, Englewood, Colorado 80111.

(9) 284,030 of these shares are owned indirectly by Meritage Private Equity Funds through its ownership interests in CompleTel LLC. The remaining shares are owned directly by Meritage Private Equity Funds. Messrs. Dovey and Allen are investment directors of Meritage Private Equity Funds. The address of Meritage Private Equity Funds is 1600 Wynkoop, Suite 300, Denver, Colorado 80202-5910.

                                    PROPOSALS

PROPOSAL 1 -ADOPTION OF ANNUAL ACCOUNTS FOR FISCAL 2001

          As a public company incorporated under the laws of The Netherlands, The Netherlands Civil Code requires that we prepare an audited balance sheet as of the end of each fiscal year and a profit and loss account for such fiscal year, in accordance with accounting principles generally accepted in The Netherlands (the "Statutory Annual Accounts"). In accordance with The Netherlands Civil Code, our Statutory Annual Accounts consist of the annual accounts of our holding company, CompleTel Europe N.V., on a stand-alone basis and the consolidated account of CompleTel Europe N.V. and its subsidiaries and the notes thereto. The Netherlands Civil Code also requires that the Statutory Annual Accounts be adopted by the general meeting of our shareholders.




          It is proposed to adopt our Statutory Annual Accounts for the fiscal year ended December 31, 2001, as required under Dutch law and our articles of association. The Statutory Annual Accounts for the fiscal year ended December 31, 2001 are attached as Appendices A and B to this proxy statement.

          OUR MANAGEMENT AND SUPERVISORY BOARDS RECOMMEND A VOTE FOR PROPOSAL 1, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

PROPOSAL 2 - DISCHARGE FROM LIABILITY OF MEMBERS OF THE MANAGEMENT AND SUPERVISORY BOARDS IN RESPECT OF FISCAL 2001


          As permitted under Dutch law, our articles of association provide that the adoption of our statutory annual accounts shall discharge each member of our Board of Management and Supervisory Board from liability in respect of the exercise of his duties to the Company as a Supervisory Board member or Managing Director, as the case may be, during the fiscal year concerned.






          The proposed discharge will not extend to actions taken outside the scope of each member's duties as a Supervisory Board member or Managing Director and will not discharge the members of our Management or Supervisory Board for liability from acts, or failures to act, that are not clearly disclosed in, or apparent from, the Statutory Annual Accounts. The discharge also will not release those members from liability to parties other than the Company, including our individual shareholders. In particular, it will not limit any liability that the members of our Management and Supervisory Boards may have to individual shareholders under common law or statutory anti-fraud or tort laws, or under United States federal and state securities laws. Finally, in certain circumstances the discharge may be limited or overturned where a court finds that upholding the discharge would be inconsistent with Dutch legal principles of good faith, which under Dutch law means the obligation to behave reasonably and equitably in all situations towards all parties connected with the corporation.


          In accordance with recommended practice for Dutch companies, the adoption of the Statutory Annual Accounts (Proposal 1) and the discharge of the members of the Supervisory

Board and Board of Management are included on the agenda for the annual meeting as separate proposals and the adoption of the Statutory Annual Accounts is not conditioned upon the approval of the discharge from liability.

          The discharge of directors from liability in respect of the exercise of their duties during the fiscal year accounted for at the annual meeting is a standard practice for Dutch companies and our Management and Supervisory Boards recommend a vote in favor of this proposal. Given the standard nature of this proposal for Dutch companies and the limited scope of the discharge from liability, we do not believe that the members of our Supervisory and Management Boards have any substantial interest in this proposal.

          OUR MANAGEMENT AND SUPERVISORY BOARDS RECOMMEND A VOTE FOR PROPOSAL 2, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             CHANGES IN ACCOUNTANTS

          RESIGNATION OF ARTHUR ANDERSEN

          On June 21, 2002, CompleTel Europe N.V. (the "Company") was notified by Arthur Andersen (The Netherlands), the Company's independent auditor since its inception, that Arthur Andersen had resigned as auditor for the Company. Arthur Andersen's resignation results from the acquisition of Arthur Andersen's audit practice in The Netherlands by Deloitte & Touche Accountants. Consequently, as of June 21, 2002, Arthur Andersen will no longer serve as the Company's independent auditor.

          Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2000 and 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles, except that Arthur Andersen's report dated March 5, 2002 on the Company's consolidated financial statements for the year ended December 31, 2001, which was included in our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the U.S. Securities and Exchange Commission on April 1, 2002, stated that the Company's recurring losses from operations and its expectation to utilize its existing cash resources during 2002 raise substantial doubt about the Company's ability to continue as a going concern. During the two most recent fiscal years, and the interim period through the date of Arthur Andersen's resignation, the Company had no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company's consolidated financial statement for these periods, and there were no reportable events within the meaning of
Item 304(a)(1)(v) of SEC Regulation S-K.

          ENGAGEMENT OF DELOITTE & TOUCHE

          On July 17, 2002, the Supervisory Board of the Company appointed Deloitte & Touche Accountants as the Company's independent auditor on an interim basis until the fourth quarter extraordinary general meeting of the Company to be held for the purpose of electing new directors following the Company's proposed recapitalization. This meeting is expected to be held during the fourth quarter of 2002 and will include in its agenda a proposal for the appointment of auditors by that meeting. This action was unanimously recommended by the members of the audit committee.

          During the two most recent fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through the date of this report, the Company did not consult with Deloitte & Touche Accountants regarding the application of accounting principles to any transaction, completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company or any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

          Representatives of Deloitte & Touche Accountants are expected to be present at the meeting.

                          FUTURE SHAREHOLDER PROPOSALS

     Pursuant to the rules under the U.S. Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2003 annual shareholders meeting pursuant to Rule 14a-8 must be received by us on or before January 1, 2003, to be considered for inclusion in the proxy materials for that meeting.

                                                                      APPENDIX A

                 COMPLETEL EUROPE N.V. DUTCH STATUTORY ACCOUNTS

          The following information, together with the balance sheet as of December 31, 2001, the profit and loss account and statements of cash flow for the years ended December 31, 2001 and 2000, and the explanatory notes thereto (the "Financial Statements") that are attached to the accompanying proxy statement as Appendix B, constitute our Dutch statutory annual accounts for this period. This information is being included in order to comply with the financial reporting requirements included in Part 9, Book 2 of The Netherlands Civil Code.

          The 2000 financial information included herein are presented for comparative purposes only and have been audited, in accordance with generally accepted auditing standards in The Netherlands, by auditors other than Deloitte & Touche Accountants.

          This information shall not be deemed filed or incorporated by reference into any filings by us under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934.

I.        U.S. GAAP--DUTCH GAAP RECONCILIATION

GENERAL

          The accounting policies followed by CompleTel Europe N.V. (the "Company") in the preparation of the consolidated financial statements included in the Financial Statements are in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP), which differ in some respects from generally accepted accounting principles in The Netherlands (Dutch
GAAP).




          The differences which have a material effect on net loss and/or shareholders' equity and/or total assets are as follows:

          STOCK BASED COMPENSATION

          Under U.S. GAAP, the Company accounts for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees," and certain related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"). Certain non-cash compensation amounts are pushed down from CompleTel LLC to the Company and recorded as a deemed capital contribution with an offsetting entry to deferred compensation. Deferred compensation is amortized to expense over the vesting period of the related stock-based awards. Under Dutch GAAP, no amounts are recorded until such time as the options are exercised and the shares are issued.

          RECONCILIATION

          The net loss, shareholders' equity and total assets, in accordance with Dutch GAAP, are as follows (in thousands):

                                                                           FOR THE YEARS ENDED
                                                                               DECEMBER 31,
                                                                      -----------------------------
                                                                               2001            2000
                                                                      -------------   -------------
Net Loss as per Statement of Operations in accordance with U.S. GAAP  EURO (299,049)  EURO (200,488)
Adjustments to reported loss:
                     Compensation expense                                     5,260          60,550

                                                                      -------------   -------------
Net loss in accordance with Dutch GAAP                                EURO (293,789)  EURO (139,938)
                                                                      =============   =============

                                                                            AS OF DECEMBER 31,
                                                                      -----------------------------
                                                                               2001            2000
                                                                      -------------   -------------
Shareholders' equity in accordance with U.S. GAAP                     EURO  121,916   EURO  415,960
Adjustments to reported shareholders' equity:
                     Adjustment to net loss for the period                    5,260          60,550
                     Deferred compensation                                   (5,260)        (61,239)

                                                                      -------------   -------------
Shareholders' equity in accordance with Dutch GAAP                    EURO  121,916   EURO  415,271
                                                                      -------------   -------------

          There were no material differences in total assets as of December 31, 2001 or 2000.

II. DUTCH GAAP DISCLOSURES

          The following incremental disclosures are required under Dutch GAAP.

A. GENERAL

          The Company has its legal seat in Rotterdam, The Netherlands.

B. TANGIBLE FIXED ASSETS

          The movement in tangible fixed assets is as follows (in thousands):

                                                                           FOR THE YEARS ENDED
                                                                               DECEMBER 31,
                                                                      -----------------------------
                                                                               2001            2000
                                                                      -------------   -------------
  Book value as of January 1, 2001 and 2000                           EURO  298,623   EURO   91,946

  Additions                                                                 149,852         227,497
  Depreciation                                                              (53,832)        (20,820)
  Dispositions or impairment                                               (116,836)              -
                                                                      -------------   -------------
  Book value U.S. GAAP                                                EURO  277,807   EURO  298,623


                                                                                 --              --

  Dutch GAAP adjustment

                                                                      -------------   -------------
  Book value as of December 31, 2001 and 2000                         EURO  277,807   EURO  298,623
                                                                      =============   =============


  Historical cost                                                     EURO  327,380   EURO  323,586
  Accumulated depreciation                                                  (49,573)        (24,963)

                                                                      -------------   -------------
  Book value U.S. GAAP                                                      277,807         298,623
  Dutch GAAP adjustment                                                          --              --

                                                                      -------------   -------------
  Balance as of December 31, 2001 and 2000                            EURO  277,807   EURO  298,623
                                                                      =============   =============

          The fair value of the property and equipment and other tangible fixed assets approximates the stated net book value as of December 31, 2001.

C. PERSONNEL

          Labor cost is specified as follows (in thousands):

                                                                           FOR THE YEARS ENDED
                                                                               DECEMBER 31,
                                                                      -----------------------------
                                                                               2001            2000
                                                                      -------------   -------------
  Salaries and wages                                                  EURO   43,462   EURO   34,488
  Pension cost                                                                9,598           9,285
  Other social security contributions                                         1,578           1,187

                                                                      -------------   -------------
                                                                      EURO   54,638   EURO   44,960
                                                                      =============   =============

          The average number of personnel during the years ended December 31, 2001 and 2000 was approximately 826 and 560, respectively. At the respective year-ends these personnel were employed in the following functional areas:

                                                                           AS OF DECEMBER 31,
                                                                      -----------------------------
                                                                               2001            2000
                                                                      -------------   -------------
  Management, supportive and administrative                                     176             247
  Information technology                                                         59              59
  Network and switch                                                            245             290
  Marketing and sales                                                           216             179

                                                                      -------------   -------------
                                                                                696             775
                                                                      =============   =============

III. COMPANY ONLY FINANCIAL STATEMENTS UNDER DUTCH GAAP

BALANCE SHEETS (IN THOUSANDS, AFTER APPROPRIATION OF RESULTS FOR THE YEAR)

                                                                            AS OF DECEMBER 31,
                                                                      -----------------------------
                                                                               2001            2000
                                                                      -------------   -------------
  ASSETS:
  Long term assets:
     Goodwill and other intangible assets                             EURO    7,897   EURO    6,851
     Investments in and advances to affiliated companies                    337,814         565,432
     Non-current restricted cash and other financial assets                  25,479          93,337

                                                                      -------------   -------------
        Total long term assets                                              371,190         665,620
  Current assets:
     Receivables                                                             40,327          68,478
     Cash                                                                       108           6,012
                                                                      -------------   -------------

        Total current assets                                                 40,435          74,490

                                                                      -------------   -------------
        Total assets                                                  EURO  411,625   EURO  740,110
                                                                      =============   =============

  LIABILITIES AND SHAREHOLDERS' EQUITY:
  Shareholders' equity                                                EURO  121,916   EURO  415,271
  Long-term debt                                                            221,203         280,597
  Current liabilities                                                        68,506          44,242
                                                                      -------------   -------------

        Total shareholders' equity and liabilities                    EURO  411,625   EURO  740,110
                                                                      =============   =============

STATEMENTS OF OPERATIONS

                                                                           FOR THE YEARS ENDED
                                                                               DECEMBER 31,
                                                                      -----------------------------
                                                                               2001            2000
                                                                      -------------   -------------
  Income (Loss) from operations                                       EURO  107,338   EURO   (9,316)
  Loss from affiliated companies                                           (401,127)       (130,622)
                                                                      -------------   -------------

  Net loss after taxes                                                EURO (293,789)  EURO (139,938)
                                                                      =============   =============

A. GENERAL

          The description of the Company's activities and the group structure, as included in the Financial Statements also applies to the Company-only financial statements.

          In accordance with article 402 book 2 of the Dutch Civil Code the statements of operations are presented in abbreviated form.

B. ACCOUNTING PRINCIPLES

          The accounting principles as described the Financial Statements also apply to the Company-only financial statements, unless indicated otherwise. The Company-only financial statements have been prepared in accordance with Dutch GAAP. The consolidated financial statements have been prepared in accordance with U.S. GAAP, whereas in note (I) the differences between Dutch GAAP and U.S. GAAP have been explained and reconciled. Certain prior year amounts have been reclassified to conform to the current year presentation.

C. INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES

          The movement in investments in and advance to affiliates is as follows (in thousands):

                                                                           AS OF DECEMBER 31,
                                                                      -----------------------------
                                                                               2001            2000
                                                                      -------------   -------------
  Book value as of January 1, 2001 and 2000                           EURO  565,432   EURO   65,971
                                                                      -------------   -------------

  Investment in and advances to affiliated companies                        173,509         630,083
  Results from affiliated companies                                        (401,127)       (130,622)
                                                                      -------------   -------------

  Book value as of December 31, 2001 and 2000                         EURO  337,814   EURO  565,432
                                                                      =============   =============

D. SHAREHOLDERS' EQUITY

          The movement in shareholders' equity is as follows:

                                            NOMINAL         SHARE
                                              VALUE       CAPITAL   OTHER RESERVES            TOTAL
                                        -----------  ------------   --------------    -------------
  Balance as of January 1, 2001         EURO 15,741  EURO 625,871   EURO  (226,341)   EURO  415,271
  Issuance of shares                             --            17                                17
  Translation differences                        --            --              417              417
  Net loss                                       --            --         (293,789)        (293,789)

  Balance as of December 31, 2001       EURO 15,741  EURO 625,888   EURO  (519,713)   EURO  121,916

E. BOARD OF MANAGEMENT AND SUPERVISORY DIRECTORS

          The remuneration of the members of the Board of Management amounted to EURO 1,678,938 for the year ended December 31, 2001. The remuneration of the members of the Supervisory Board amounted to EURO 625,364 for the year ended December 31, 2001. For the year 2001 no specific directors fee or other remuneration has been granted.

          The above remuneration does not include any amounts for the value of options to subscribe for the Ordinary shares of the Company granted to or held by the members of the Board of Management or the Supervisory Board.

          Board of Management
          Rotterdam, The Netherlands

          August 9, 2002

IV. OTHER INFORMATION--AUDITORS' REPORT


INTRODUCTION

          We have audited the financial statements of CompleTel Europe N.V. for the year 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

SCOPE

          We conducted our audit in accordance with auditing standards generally accepted in The Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence, supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

OPINION

          In our opinion, the financial statements give a true and fair view of the financial position of the Company as at December 31, 2001, and of the result for the year then ended in accordance with accounting principles generally accepted in The Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of The Netherlands Civil Code.

EMPHASIS OF MATTER

          Without qualifying our opinion above, we draw attention to Note 1 to the financial statements, which refers to the uncertainty as to the Company's ability to continue as a going concern. However, the explanation provided shows that it is not impossible that the business operations will be maintained in the longer term. As a consequence, the accounting principles applied are based on the assumption that the Company will be able to continue as a going concern.

Deloitte & Touche Accountants
Amstelveen, The Netherlands

August 9, 2002


APPROPRIATION OF LOSS

          The Articles of Association of the Company provide that the appropriation of the net income (loss) for the year is decided upon at the Annual General Meeting of Shareholders. The Company only financial statements include the net loss as other reserves.

                                                                      APPENDIX B

                          INDEX TO FINANCIAL STATEMENTS

COMPLETEL EUROPE N.V. AND SUBSIDIARIES


Reports on Independent Auditors........................................................................  F-1
Consolidated Balance Sheets as of December 31, 2001 and 2000...........................................  F-4
Consolidated Statements of Operations for the Years Ended December 31, 2001, 2000 and 1999.............  F-5
Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 2001, 2000 and 1999 ..  F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 2001, 2000 and 1999.............  F-8
Notes to Consolidated Financial Statements.............................................................  F-10

INDEPENDENT AUDITORS' REPORTS

I.        REPORT OF DELOITTE & TOUCHE ACCOUNTANTS

To the Board of Directors and Shareholders of CompleTel Europe N.V.:

          We have audited the accompanying consolidated balance sheet of CompleTel Europe N.V. (an N.V. registered in the Netherlands) and subsidiaries (the "Company") as of December 31, 2001 and the related consolidated statement of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompleTel Europe N.V. and subsidiaries as of December 31, 2001 and the results of their operations and their cash flows for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and expects to fully utilize its existing cash resources by the end of the third quarter of 2002, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

          The financial statements of CompleTel Europe N.V. and subsidiaries as of December 31, 2000, and for the two years in the period then ended, before the restatement described in Note 2 to the financial statements, were audited by other auditors whose report dated March 5, 2002, expressed an unqualified opinion on those statements and included an explanatory paragraph concerning substantial doubt about the Company's ability to continue as a going concern.

          As discussed above, the financial statements of CompleTel Europe N.V. and subsidiaries as of December 31, 2000, and for the two years in the period then ended were audited by other auditors who have ceased operations. As described in Note 2, these financial statements have been revised. We audited the revisions described in Note 2 that were applied to restate the 2000 and 1999 financial statements. In our opinion, such revisions are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2000 or 1999 financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2000 or 1999 financial statements taken as a whole.


                                            Deloitte & Touche Accountants

Amstelveen, The Netherlands,
August 9, 2002.

II.       REPORT OF ARTHUR ANDERSEN

          THE REPORT SET FORTH BELOW IS A COPY OF THE AUDIT REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN (THE NETHERLANDS) IN CONNECTION WITH COMPLETEL EUROPE N.V.'S FILING ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001. THIS AUDIT REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN (THE NETHERLANDS) IN CONNECTION WITH ITS INCLUSION IN THIS PROXY STATEMENT.

          THE ANNUAL FINANCIAL STATEMENTS AS OF AND FOR THE THREE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 INCLUDED IN THIS PROXY STATEMENT HAVE BEEN RESTATED. THE COMPANY'S FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2001 HAVE BEEN RE-AUDITED BY OTHER AUDITORS WHOSE REPORT THEREON IS SET FORTH IN THIS PROXY STATEMENT AT PAGE F-1. THAT REPORT ALSO RELATES TO THE AUDIT BY THAT OTHER AUDITOR OF THE REVISIONS DESCRIBED IN NOTE 2 THAT WERE APPLIED TO THE 2000 AND 1999 FINANCIAL STATEMENTS. NO ADDITIONAL PROCEDURES WERE CONDUCTED BY ARTHUR ANDERSEN (THE NETHERLANDS) SUBSEQUENT TO MARCH 5, 2002.

To CompleTel Europe N.V.:

          We have audited the accompanying consolidated balance sheets of COMPLETEL EUROPE N.V. (an N.V. registered in the Netherlands) and subsidiaries (the "Company") as of December 31, 2001 and 2000 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompleTel Europe N.V. and subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and expects to fully utilize its existing cash resources by mid-year 2002 which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                                          ARTHUR ANDERSEN

Amstelveen, The Netherlands, March 5, 2002.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
        (STATED IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                               DECEMBER 31,       DECEMBER 31,
                                                                                                       2001               2000
                                                                                               ------------       ------------
                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                                 EURO  81,613       EURO 361,698
     Short-term investments, restricted...............................................               16,694             28,030
     Accounts receivable, net of allowance for doubtful receivables of EURO 1,530 and
            EURO 733, respectively as of December 31, 2001 and 2000, respectively.....               15,757             13,883
     Affiliate receivables............................................................                2,121              1,500
     VAT receivables..................................................................               24,472             41,900
     Prepaid expenses and other current assets........................................               11,494             12,986
                                                                                               ------------       ------------
            Total current assets......................................................              152,151            459,997
                                                                                               ------------       ------------

NON-CURRENT ASSETS:
     Property and equipment, net......................................................              277,807            298,623
     Licenses and other intangibles, net of accumulated
         amortization of EURO 640 and EURO 611, respectively..........................                7,897              6,858
     Deferred financing costs, net....................................................                7,525             15,129
     Non-current investments, restricted..............................................                8,085             41,709
     Other non-current assets.........................................................                2,525              2,465
                                                                                               ------------       ------------
          Total non-current assets....................................................              303,839            364,784
                                                                                               ------------       ------------
TOTAL ASSETS..........................................................................         EURO 455,990       EURO 824,781
                                                                                               ============       ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Network vendor payables..........................................................         EURO  37,356       EURO  54,341
     Accrued liabilities .............................................................               11,640             26,184
     Accrued payroll..................................................................               10,256              7,900
     Trade accounts payable...........................................................               45,694             37,600
     Affiliate payables...............................................................                1,393              2,199
                                                                                               ------------       ------------
          Total current liabilities...................................................              106,339            128,224
                                                                                               ------------       ------------

LONG-TERM DEBT                                                                                      227,735            280,597

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' EQUITY:
     Ordinary shares, nominal value EURO .10 per share, 383,332,650 shares authorized; 160,555,222 shares issued and outstanding at December
            31, 2001 and 2000, respectively...........................................               16,055             16,055
     Additional paid-in capital.......................................................              690,093            706,821
     Deferred compensation............................................................              (11,192)           (33,196)
     Other cumulative comprehensive loss..............................................                  747              1,019
     Accumulated deficit..............................................................             (558,234)          (259,185)
     Treasury stock, at cost (Note 3).................................................              (15,553)           (15,554)
                                                                                               ------------       ------------
TOTAL SHAREHOLDERS' EQUITY............................................................              121,916            415,960
                                                                                               ------------       ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............................................         EURO 455,990       EURO 824,781
                                                                                               ============       ============


        The accompanying notes are an integral part of these consolidated balance sheets.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        (STATED IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                              YEAR ENDED
                                                           DECEMBER 31, 2001           YEAR ENDED              YEAR ENDED
                                                              (RESTATED)           DECEMBER 31, 2000        DECEMBER 31, 1999
                                                          -------------------     --------------------     -------------------
REVENUE................................................   EURO         97,909     EURO          31,540     EURO          2,861

OPERATING EXPENSES:
   Network costs, excluding depreciation...............                86,855                   33,038                   2,307
   Selling, general and administrative (excluding non-
   cash compensation charges)..........................                98,228                   79,606                  30,302
   Allocated costs from an affiliate...................                 5,402                   12,090                   6,195
   Non-cash compensation charges.......................                 5,260                   60,550                     634
   Depreciation and amortization.......................                54,961                   22,027                   4,302
   Restructuring, impairment and other charges.........               164,508                        -                       -
                                                          -------------------     --------------------     -------------------
         Total operating expenses......................               415,214                  207,311                  43,740
                                                          -------------------     --------------------     -------------------

OPERATING LOSS.........................................              (317,305)                (175,771)                (40,879)
                                                          -------------------     --------------------     -------------------

OTHER INCOME (EXPENSE):
   Interest income.....................................                12,867                   22,394                   2,447
   Interest expense, net of capitalized interest.......               (29,485)                 (28,968)                 (7,893)
   Foreign exchange loss and other expense.............               (11,294)                 (18,933)                 (3,465)
                                                          -------------------     --------------------     -------------------
         Total other income (expense)..................               (27,912)                 (25,507)                 (8,911)

LOSS BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT
   OF CHANGE IN ACCOUNTING PRINCIPLE...................              (345,217)                (201,278)                (49,790)

EXTRAORDINARY ITEM - Gain on early extinguishment of
   debt................................................                46,168                    1,053                       -

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                         -                     (263)                      -

                                                          -------------------     --------------------     -------------------
NET LOSS...............................................   EURO       (299,049)    EURO        (200,488)    EURO        (49,790)
                                                          ===================     ====================     ===================

BASIC AND DILUTED LOSS PER ORDINARY SHARE..............   EURO          (1.90)    EURO           (1.34)    EURO          (0.50)
                                                          ===================     ====================     ===================

WEIGHTED AVERAGE NUMBER OF ORDINARY
   SHARES OUTSTANDING..................................           157,417,898              149,806,721              99,056,060
                                                          ===================     ====================     ===================


        The accompanying notes are an integral part of these consolidated financial statements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
               (STATED IN THOUSANDS OF EURO, EXCEPT SHARE AMOUNTS)

                                                                                                                     OTHER
                                                      ORDINARY SHARES            ADDITIONAL                        CUMULATIVE
                                                --------------------------        PAID-IN          DEFERRED      COMPREHENSIVE
                                                 NUMBER          AMOUNT           CAPITAL        COMPENSATION         LOSS
                                                -----------    -----------     --------------    ------------    -------------
BALANCE, January 1, 1999....................     24,444,820    EURO  2,444     EURO     1,880    EURO    (462)   EURO     (137)
 Issuance of ordinary shares in connection
  with corporate reorganization.............     73,537,325          7,354             43,512               -                -
 Issuance of ordinary shares in connection
  with Units Offering.......................      7,375,000            738              3,266               -                -
 Issuance of ordinary shares in connection
  with capital contributions................     20,775,915          2,077             39,597               -                -
 Deemed contributions by LLC related to
  allocation of non-cash compensation
  charges...................................              -              -              2,055          (2,055)               -
 Issuance of stock options..................              -              -             26,153         (26,153)               -
 Amortization of deferred compensation .....              -              -                  -             634                -
 Cumulative translation adjustment..........              -              -                  -               -              865
 Net loss...................................              -              -                  -               -                -
                                                -----------    -----------     --------------    ------------    -------------
BALANCE December 31, 1999...................    126,133,060         12,613            116,463         (28,036)             728

 Issuance of ordinary shares in connection
  with initial public offering, net of
  underwriters' discount and offering costs.     31,280,000          3,128            509,408               -                -
 Deemed contributions by LLC related to
  allocation of non-cash compensation
  charges...................................              -              -             66,832         (60,493)               -
 Issuance of stock options, net of
  forfeited stock options...................              -              -             (1,122)          1,122                -
 Amortization of deferred compensation......              -              -                  -          54,211                -
  Issuance of ordinary shares as
  consideration for LLC units...............      3,142,162            314             15,240               -                -
 Cumulative translation adjustment..........              -              -                  -               -              291
 Net loss...................................              -              -                  -               -                -
                                                -----------    -----------     --------------    ------------    -------------
BALANCE, December 31, 2000..................    160,555,222         16,055            706,821         (33,196)           1,019

                                                                   TREASURY
                                                                   STOCK AT          TOTAL
                                                 ACCUMULATED         COST        COMPREHENSIVE
                                                   DEFICIT         (NOTE 3)           LOSS             TOTAL
                                                -------------    ------------    --------------    ------------
BALANCE, January 1, 1999....................    EURO   (8,907)   EURO       -    EURO    (6,645)   EURO  (5,182)
                                                                                 ==============
 Issuance of ordinary shares in connection
  with corporate reorganization.............                -               -                 -          50,866
 Issuance of ordinary shares in connection
  with Units Offering.......................                -               -                 -           4,004
 Issuance of ordinary shares in connection
  with capital contributions................                -               -                 -          41,674
 Deemed contributions by LLC related to
  allocation of non-cash compensation
  charges...................................                -               -                 -               -
 Issuance of stock options..................                -               -                 -               -
 Amortization of deferred compensation .....                -               -                 -             634
 Cumulative translation adjustment..........                -               -               865             865
 Net loss...................................          (49,790)              -           (49,790)        (49,790)
                                                -------------    ------------    --------------    ------------
BALANCE December 31, 1999...................          (58,697)              -           (48,925)         43,071
                                                                                 ==============

 Issuance of ordinary shares in connection
  with initial public offering, net of
  underwriters' discount and offering costs.                -               -                 -         512,536
 Deemed contributions by LLC related to
  allocation of non-cash compensation
  charges...................................                -               -                 -           6,339
 Issuance of stock options, net of
  forfeited stock options...................                -               -                 -               -
 Amortization of deferred compensation......                -               -                 -          54,211
  Issuance of ordinary shares as
  consideration for LLC units...............                -         (15,554)                -               -
 Cumulative translation adjustment..........                -               -               291             291
 Net loss...................................         (200,488)              -          (200,488)       (200,488)
                                                -------------    ------------    --------------    ------------
BALANCE, December 31, 2000..................         (259,185)        (15,554)         (200,197)        415,960
                                                                                 ==============

                                                                                                                     OTHER
                                                    ORDINARY SHARES              ADDITIONAL                        CUMULATIVE
                                              ----------------------------        PAID-IN          DEFERRED      COMPREHENSIVE
                                                 NUMBER          AMOUNT           CAPITAL        COMPENSATION         LOSS
                                              -------------    -----------     --------------    ------------    -------------
 Deemed contributions by LLC related to
  allocation of non-cash compensation
  charges...................................              -              -            (16,744)          9,496                -
 Exercise of stock options..................              -              -                 16               -                -
 Amortization of deferred compensation......              -              -                  -          12,508                -
 Cumulative translation adjustment .........              -              -                  -               -             (272)
 Net loss...................................                                                                                 -
                                              -------------    -----------     --------------    ------------    -------------
BALANCE, December 31, 2001..................    160,555,222    EURO 16,055     EURO   690,093    EURO (11,192)   EURO      747
                                              =============    ===========     ==============    ============    =============

                                                                 TREASURY
                                                                 STOCK AT          TOTAL
                                               ACCUMULATED         COST        COMPREHENSIVE
                                                 DEFICIT         (NOTE 3)           LOSS             TOTAL
                                              -------------    ------------    --------------    ------------
 Deemed contributions by LLC related to
  allocation of non-cash compensation
  charges...................................              -               -                 -          (7,248)
 Exercise of stock options..................              -               1                 -              17
 Amortization of deferred compensation......              -               -                 -          12,508
 Cumulative translation adjustment .........              -               -              (272)           (272)
 Net loss...................................       (299,049)              -          (299,049)       (299,049)
                                              -------------    ------------    --------------    ------------
BALANCE, December 31, 2001..................  EURO (558,234)   EURO (15,553)   EURO  (299,321)   EURO 121,916
                                              =============    ============    ==============    ============


   The accompanying notes are an integral part of these consolidated financial statements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (STATED IN THOUSANDS OF EURO)


                                                               YEAR ENDED           YEAR ENDED         YEAR ENDED
                                                            DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 31, 1999
                                                            -----------------   -----------------   -----------------
OPERATING ACTIVITIES:
  Net loss......................................            EURO     (299,049)  EURO     (200,488)  EURO      (49,790)
  Adjustments to reconcile net loss to net cash
  flows provided by operating activities:
    Depreciation and amortization...............                       54,961              22,027               4,302
    Non-cash compensation expense...............                        5,260              60,550                 634
    Accretion of senior discount notes..........                       13,347              10,932               7,617
    Amortization of deferred financing costs....                        1,596               2,081                 226
    Impairment of property, equipment and
       intangibles..............................                      150,070                   -                   -
    Gain on early extinguishment of debt........                      (46,168)             (1,053)                  -
    Foreign exchange loss.......................                        5,687              15,615                   -
    Changes in operating assets and liabilities
    net of the effects of acquisitions:
      Increase in accounts receivable...........                       (1,874)            (12,174)            (14,548)
       Decrease (increase) in prepaid expenses,
        VAT receivables and other current assets                       18,920             (39,634)             (1,409)
      Decrease (increase) in other non-current
       assets...................................                          (60)             (1,647)               (582)
      Increase (decrease) in accrued liabilities
        and trade accounts payable..............                       (4,094)             48,885              21,205
      Decrease in net affiliate payables/
        Receivables.............................                       (1,427)             (1,984)             (7,246)
                                                            -----------------   -----------------   -----------------
        Net cash flows used in operating
          activities............................                     (102,831)            (96,890)            (39,591)
                                                            -----------------   -----------------   -----------------

INVESTING ACTIVITIES:
  Expenditures for property and equipment.......                     (149,852)           (227,496)            (93,009)
  Increase (decrease) in network vendor payables                      (16,985)             25,748              27,514
  Expenditures for licenses and other
    intangibles.................................                         (936)             (2,705)             (4,135)
  Acquisitions, net of cash acquired............                      (12,886)                  -                   -
  Offering proceeds and investment earnings
    placed in escrow............................                            -             (69,739)            (70,146)
  Proceeds from escrowed offering and investment
    earnings....................................                       33,624                   -              70,146
                                                            -----------------   -----------------   -----------------
        Net cash flows used in investing
          activities............................                     (147,035)           (274,192)            (69,630)
                                                            -----------------   -----------------   -----------------

FINANCING ACTIVITIES:
  Net proceeds from senior discount notes.......                            -                   -              63,063
  Proceeds from issuance of ordinary shares and
    subsequent capital contribution.............                            -                   -              96,544
  Net proceeds from initial public offering.....                            -             512,536                   -
  Net proceeds from senior notes................                            -             192,995                   -
  Repurchase of senior discount notes...........                            -             (14,867)                  -
  Repurchase of senior notes from cash and cash
    equivalents.................................                      (11,236)                  -                   -
  Repurchase of senior notes from restricted
    investments.................................                      (17,721)                  -                   -
  Deferred financing costs......................                         (722)            (11,902)             (3,997)
                                                            -----------------   -----------------   -----------------
        Net cash flows provided by (used in)
          financing Activities..................                      (29,679)            678,762             155,610
                                                            -----------------   -----------------   -----------------

  Effect of exchange rates on cash..............                         (540)             (3,097)              9,254
                                                            -----------------   -----------------   -----------------

                                                               YEAR ENDED            YEAR ENDED          YEAR ENDED
                                                            DECEMBER 31, 2001    DECEMBER 31, 2000    DECEMBER 31, 1999
                                                            -----------------    -----------------    -----------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                        (280,085)             304,583               55,643
CASH AND CASH EQUIVALENTS, beginning of period..                      361,698               57,115                1,472
                                                            -----------------    -----------------    -----------------

CASH AND CASH EQUIVALENTS, end of period........            EURO       81,613    EURO      361,698    EURO       57,115
                                                            =================    =================    =================
SUPPLEMENTAL CASH FLOW DISCLOSURES:
 Cash paid for interest.........................            EURO       25,488    EURO       14,000                    -
 Cash paid for taxes............................                            -                    -                    -

        The accompanying notes are an integral part of these consolidated financial statements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND NATURE OF OPERATIONS

          CompleTel Europe N.V. ("CompleTel Europe") (together with its wholly-owned subsidiaries, the "Company") is a Dutch holding company incorporated on December 14, 1998. The Company is a facilities-based operator of a technologically advanced, high-capacity, fiber optic communications infrastructure. A facilities-based operator uses mainly its own telecommunications facilities to provide services, in contrast with non-facilities-based resellers who purchase the services of other providers and then retail the services to customers.

          The Company provides telecommunications and Internet-related services to business and government end-users, carriers and Internet service providers in targeted metropolitan areas, with a focus on network deployment in France and, to a lesser extent, in Germany. It delivers these services primarily to connected, on-net customers over its fiber optic metropolitan area networks, or MANs. The Company has MANs in nine cities in France, including Paris, Lyon, Marseille, Lille, Grenoble, Toulouse, Nice, Nantes and Strasbourg, and four cities in Germany, including Munich, Nuremberg, Berlin and Essen-Dortmund. The construction of the Company's MANs was completed during the last quarter of 2001, and the Company is now focusing its efforts on expanding its customer base in these MANs. The Company's MANs are connected nationally and internationally by its leased inter-city network.

          Since inception, the Company has generated operating losses and negative cash flow from its operating activities. The Company expects to continue to experience operating losses and negative cash flows from operations until it establishes a sufficient revenue generating customer base. While the Company is experiencing growth in its core retail activity in France, and believes that this trend will continue, during 2001 and beginning of 2002 it observed signs of general weakness in the European markets for carrier, dial-up Internet access and Internet data center services. In light of these adverse market conditions, the Company has implemented reorganization and restructuring measures in order to adjust its operations to foreseeable market conditions, reducing ongoing operating expenses and capital outlays. In particular, the Company has implemented a major downsizing of its German operations in view of the slowdown in German telecommunications markets (particularly in the carrier and ISP segments). We continue to examine the structure and prospects of our German operations with a view to eliminating unnecessary costs and cash flow requirements. In addition, faced with a significant downturn of the web hosting market, linked to the collapse of the ".com" market and installed hosting overcapacity in Europe, it has decided to scale down the Internet data centers operations it has launched in France, Germany and the United Kingdom. See note
(13), Subsequent Events, for discussion about the sale of the Company's Germany and United Kingdom operations.

          As of March 31, 2002, the Company anticipated that it would fully utilize its existing cash resources by mid-year 2002. The Company also believed that it would require additional financing in excess of its invested capital and current borrowings in the range of EURO 60 million to EURO 90 million to bring it to cash flow breakeven. Given its funding position, the Company believes that there is a substantial doubt regarding its ability to continue as a going concern. The Company has embarked on a process to seek additional forms of capital. However, there can be no assurance that it will be able to obtain the additional financing it needs. If the Company fails to obtain sufficient additional financing, it will effectively cease to be able to conduct its business. Certain of the Company's existing major investors have indicated that they would consider investing in the Company an aggregate of up to EURO 30 million (of the estimated EURO 60 million to EURO 90 million shortfall), subject to agreement on terms, as part of a re-capitalization and restructuring that would provide the Company with sufficient cash resources to fund its business plan to cash flow breakeven. These terms would likely include the conversion into ordinary shares of substantially all of CompleTel Europe's outstanding debt securities and a very substantial dilution to its existing shareholders. See Note (13), Subsequent Events, for discussion about the Company's current funding position.

          As discussed further below, CompleTel Europe was an indirect majority owned subsidiary of CompleTel LLC ("LLC"), a Delaware limited liability company, through November 2000. An indirect 7% interest in CompleTel Europe was acquired by purchasers of units in the Offering. LLC was known as CableTel Delaware LLC ("CableTel Delaware") from its formation on January 8, 1998 through May 18, 1998, when it was reorganized and renamed as CableTel Europe LLC in connection with the admission of a new member. Effective August 20, 1998, CableTel Europe LLC changed its name to CompleTel LLC.

          As of December 31, 1998, LLC's other direct and indirect wholly-owned subsidiaries consisted of CableTel Management Inc. ("Management Co."), CompleTel Holding I B.V. ("BVI"), CompleTel Holding II B.V. ("BVII"), its French operating subsidiary, CompleTel SAS ("CompleTel France") (formerly known as CompleTel S.A.R.L.), its UK operating subsidiary, CompleTel UK Limited ("CompleTel UK"), and its German operating subsidiary, CompleTel GmbH ("CompleTel Germany"). As of December 31, 1998, LLC's operating companies were held indirectly through BVI and BVII. CompleTel Europe had no material assets or operations as of December 31, 1998.

          In January 1999, LLC formed CompleTel Services SAS, CompleTel Holdings LLC ("CompleTel Holdings"), CompleTel ECC B.V. ("CompleTel ECC"), CompleTel (N.A.) N.V. ("NANV") and CompleTel SPC ("CompleTel SPC"). CompleTel Holdings was formed to issue the equity component of the Offering. CompleTel ECC was formed to be the group's European corporate center and to hold the proceeds of the Offering, through an escrow account, until the Company received certain financing commitments. Through a series of transactions in the restructuring, LLC contributed approximately EURO 51 million of equity, consisting of cash of approximately EURO 46 million and accounts receivable of approximately EURO 5 million, to CompleTel France through CompleTel SPC. Also, through a series of restructuring transactions, CompleTel SPC became a wholly-owned subsidiary of BVI. BVI was contributed to CompleTel Europe in exchange for the issuance of 73,537,325 additional ordinary shares and CompleTel Europe became a wholly-owned subsidiary of NANV. Furthermore, LLC contributed its 100% interest in NANV to CompleTel Holdings in exchange for all 19,596,429 Class A Membership Interests in CompleTel Holdings. The Non-Voting Class B Membership Interests in CompleTel Holdings were issued substantially to unrelated parties in connection with the Offering. In connection with this issuance by CompleTel Holdings of its Non-Voting Class B Membership Interests, CompleTel Europe issued 7,375,000 additional ordinary shares to NANV and NANV issued additional ordinary shares to CompleTel Holdings in consideration of a cash contribution to CompleTel

Europe totaling approximately EURO 4 million. This corporate reorganization has been accounted for as a reorganization of entities under common control, similar to a pooling of interests. Accordingly, the accompanying consolidated financial statements retroactively reflect the new corporate organizational structure of CompleTel Europe as if CompleTel Europe had been incorporated as of January 8, 1998. The incorporation is reflected through a deemed issuance, on January 8, 1998, of 24,444,820 shares of CompleTel Europe in exchange for a subscription receivable from LLC of approximately EURO 46,000, which was paid on December 14, 1998. Furthermore, the accompanying consolidated financial statements have been prepared as though CompleTel Europe had performed all competitive local exchange carrier ("CLEC") related development activities in Western Europe since the inception of LLC. The accompanying consolidated financial statements of CompleTel Europe include its direct and indirect wholly-owned subsidiaries consisting of BVI, BVII, CompleTel France, CompleTel Germany, CompleTel UK, CompleTel ECC, CompleTel SPC, CompleTel Headquarters U.K. Limited, iPecenta Germany GmbH, CompleTel Escrow B.V., CompleTel Headquarters Europe SAS.

          In November and December 1999, LLC received additional cash contributions totaling approximately EURO 41.7 million from new and existing investors. As of December 31, 1999, LLC had contributed, through a series of planned transactions, EURO 39.6 million to CompleTel GmbH through intermediate subsidiaries in exchange for one share of CompleTel GmbH, and contributed approximately EURO 2.1 million to CompleTel Europe through intermediate subsidiaries in exchange for ordinary shares of CompleTel Europe. Through this series of planned transactions, an intermediate subsidiary of LLC received one share of CompleTel GmbH, which was contributed to BVI in February 2000 in exchange for one BVI Class B share. Also, in February 2000 the BVI share was contributed to CompleTel Europe in exchange for ordinary shares in CompleTel Europe. These transactions have been accounted for as a reorganization of entities under common control. Accordingly, the accompanying consolidated financial statements retroactively reflect the deemed capital contribution by LLC through certain intermediate subsidiaries to BVI and CompleTel Europe of the one share interest in CompleTel GmbH and the associated 20,775,915 ordinary shares issued by CompleTel Europe as if such transaction had occurred in December 1999.

          Following CompleTel Europe's initial public offering ("IPO") (see Note
4), LLC commenced certain transactions that provided its members the ability to hold their interests in CompleTel Europe directly rather than indirectly. In December 2000, an aggregate 61,671,987 shares of CompleTel Europe were distributed to members of LLC. As a result of this distribution and the contribution transaction described in Note 3, LLC no longer exercises majority voting control over CompleTel Europe and CompleTel Europe is not a consolidated entity in the financial statements of LLC, effective December 1, 2000. CompleTel L.L.C. is therefore not preparing consolidated financial statements including CompleTel Europe N.V. for the fiscal year 2001.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

          The accompanying consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Certain prior year amounts have been reclassified to conform with the current year presentation.


RESTATEMENT

          These consolidated financial statements have been restated. The restatement relates primarily to the reclassification of an expense of approximately EURO 1.7 million associated with the repayment in 2001 of certain loans made to senior employees and the reclassification of an expense of approximately EURO 1.4 million associated with the forgiveness of a loan, plus accrued interest and applicable taxes, to a former executive officer of the Company. These expenses, which are described more fully in Note 3 are included in the consolidated statement of operations in selling, general and administrative expense and were previously included in other expenses.


STOCK SPLIT

          In April 1999, the Company executed a stock split through which its 431 ordinary shares then outstanding were converted into 21,071,429 of the Company's ordinary shares. Additionally, the Company increased its authorized ordinary shares to 105,330,800. Subsequent to December 31, 1999, the Company completed a 5-for-1 stock split through which its then outstanding ordinary shares totaling 25,226,612 were converted into 126,133,060 ordinary shares. Additionally, the Company increased its authorized ordinary shares to 625,000,000 and changed the nominal value of its ordinary shares to EURO .10 per ordinary share. Accordingly, the accompanying consolidated financial statements have been retroactively restated to give effect to these recapitalizations.

PRINCIPLES OF CONSOLIDATION

          The accompanying consolidated financial statements include the accounts of CompleTel Europe and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, the Company considers commercial paper with original maturities of ninety days or less at the date of acquisition to be cash equivalents.

CURRENT, NON-CURRENT INVESTMENTS, RESTRICTED

          Restricted investments include investments in euro-denominated securities related to the Senior Notes (Note 5) and have been classified based on the expected expiration of such requirements.

ACCOUNTS RECEIVABLE

          Customer accounts receivable represent receivables from the Company's services, less an allowance for doubtful receivables based on the Company's assessment of probable loss related to overdue accounts receivable. The following table reflects the movement in the Company's allowance for doubtful receivables (in thousands):


                                                                                       2001         2000
                                                                                -----------     --------
Allowance for doubtful receivables, beginning of year .....................     EURO    733     EURO  31
Additional provisions......................................................           4,748          702
Receivables write-offs.....................................................          (3,951)           -
                                                                                -----------     --------
Allowance for doubtful receivables, end of year............................     EURO  1,530     EURO 733
                                                                                ===========     ========

PREPAID EXPENSES, VAT RECEIVABLES AND OTHER CURRENT ASSETS

          Prepaid expenses consist primarily of prepaid rent and prepaid insurance. Prepayments are amortized on a straight-line basis over the life of the underlying agreements. VAT receivables consist primarily of amounts due to the Company's subsidiaries for value added taxes ("VAT") paid on purchased goods and services. VAT receivables are recoverable through a netting of VAT payables on sales revenue or by a request for reimbursement to the applicable taxing authority. Other current assets consist primarily of deposits on office and switch location premises.

PROPERTY AND EQUIPMENT

          Property and equipment includes network equipment, office furniture and equipment, computer equipment and software, leasehold improvements, buildings and construction in progress. These assets are stated at historical cost and are being depreciated when ready for their intended use on a straight-line basis over the estimated useful lives of the related assets as follows:

                                                                                     ESTIMATED
                                                                                     USEFUL LIFE
                                                                                     -------------
Network equipment...............................................................     3 to 8 years
Office furniture and equipment..................................................     5 years
Computer equipment and software.................................................     3 to 5 years
Leasehold improvements..........................................................     9 to 12 years
Buildings.......................................................................     20 years

          Property and equipment consisted of the following (in thousands):

                                                                                                  DECEMBER 31,
                                                                                          ----------------------------
                                                                                              2001            2000
                                                                                          ------------    ------------
Network equipment....................................................................     EURO 276,206    EURO 207,587
Office furniture and equipment.......................................................            3,602           5,186
Computer equipment and software......................................................            7,152          10,891
Leasehold improvements...............................................................            4,096           8,239
Materials and supplies .............................................................             5,525           8,429
Buildings............................................................................              205             205
                                                                                          ------------    ------------

Property and equipment, in service...................................................          296,786         240,537
Less: accumulated depreciation.......................................................          (49,573)        (24,963)
                                                                                          ------------    ------------

Property and equipment, in service, net..............................................          247,213         215,574
Construction in progress.............................................................           30,594          83,049
                                                                                          ------------    ------------

Property and equipment, net..........................................................     EURO 277,807    EURO 298,623
                                                                                          ============    ============

NETWORK EQUIPMENT

          Network equipment costs include the network plant equipment installed and portions of labor involved in the installation of the Company's core MANs and the extensions from the core MAN to buildings and sites where potential customers may be located. The Company depreciates its network equipment over periods ranging from 3 years for network support equipment to 8 years for switch equipment and network transmission equipment.

          The Company capitalized approximately EURO 14.2 million and EURO 10.1 million of interest for the years ended December 31, 2001 and 2000, respectively.

          Expenditures for maintenance and repairs are expensed as incurred.

COMPUTER SOFTWARE COSTS

          The Company capitalizes software used for internal purposes in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). Internal and external costs incurred in the planning or conceptual development of software for internal use are expensed as incurred. Once the planning or conceptual development of software has been achieved and the project has reached the application or development stage, external direct costs of materials and services used in the project, payroll and payroll-related costs for employees who are directly associated with and who devote time to the project (to the extent of the time spent directly on the project) and interest cost incurred in the development of the project are capitalized. Training and routine maintenance costs are expensed as incurred.

DEFERRED FINANCING COSTS

          Costs to obtain debt financing are capitalized and amortized to interest expense over the life of the related debt facility using the effective interest method.

LICENSE COSTS AND OTHER INTANGIBLES


          The Company capitalizes third-party direct costs associated with obtaining licenses. Capitalized license costs are amortized at commencement of operations over the lives of the related licenses, ranging from 15 to 25 years on a straight-line basis.


          The excess of investments in consolidated subsidiaries over the net fair value of the tangible assets at acquisition is amortized on a straight-line basis over an average life of ten years.

RECOVERABILITY OF LONG-LIVED ASSETS

          The Company evaluates the carrying value of its long-lived assets whenever events or circumstances indicate the carrying value of assets may exceed their recoverable amounts. An impairment loss is recognized when the estimated future cash flows (undiscounted and without interest) expected to result from the use of an asset are less than the carrying amount of the asset. If an asset which is expected to be held and used is determined to be impaired, then the asset would be written down to its fair market value based on the present value of the discounted cash flows related to such asset. Measurement of an impairment loss for an asset held for sale would be based on its fair market value less the estimated costs to sell. In accordance with this policy, as of December 31, 2001, the Company assessed all of its network assets and consequently recorded impairment losses in 2001 totaling EURO 130.3 million in Germany and EURO 12.4 in the United Kingdom (see Note 10).

REVENUE RECOGNITION

          Revenue related to non-installation services offered by the Company is recognized in the period the services are delivered.

          Installation revenue is initially deferred upon installation and invoicing of the service and recognized as revenue over the expected life of the service.


          As required, the Company adopted Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") in the fourth quarter of 2000, retroactive to January 1, 2000. SAB 101 provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company's 2000 statement of operations reflects the application of SAB 101, which initially resulted in the deferral of approximately EURO 2.1 million of installation revenue into future periods. The cumulative effect of change in accounting principle is reflected in the 2000 consolidated statement of operations for the impact related to periods prior to January 2000. The cumulative effect related to periods prior to January 2000 was immaterial to the consolidated financial statements taken as a whole.


          The Company's three largest customers generated approximately 24% of its revenue for the year ended December 31, 2001. The Company's largest customer generated slightly over 11% of total revenue for the year.

FAIR VALUE OF FINANCIAL INSTRUMENTS

          The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts.

          The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

          - Cash and cash equivalents, trade receivables - the carrying amounts represent fair value because of the short maturities of such instruments.

          - Short-term and non-current investments, restricted - the fair value is based on quoted market values.

          - Long-term debt - the fair value is based on quoted market values.

          The following table presents carrying amounts and fair values for the Company's financial instruments (in thousands):

ASSETS (LIABILITIES) AS OF DECEMBER 31, 2001                      CARRYING AMOUNT        FAIR VALUE
Short-term and non-current investments.....................       EURO     24,779      EURO  24,779
Long-term debt.............................................       EURO    227,735      EURO  66,437

ASSETS (LIABILITIES) AS OF DECEMBER 31, 2000                      CARRYING AMOUNT        FAIR VALUE
Short-term and non-current investments.....................       EURO     69,739      EURO  69,739
Long-term debt.............................................       EURO    280,597      EURO 182,388

STOCK-BASED COMPENSATION


          The Company accounts for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and certain related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"). Certain non-cash compensation amounts are pushed down from LLC to the Company and recorded as a deemed capital contribution, with an offsetting entry to deferred compensation. Deferred compensation is amortized to expense over the vesting period of the related stock-based awards. Non-cash compensation charges are primarily attributable to employees whose salary and benefits were otherwise recorded in selling, general and administrative expenses.


INCOME TAXES

          The Company accounts for income taxes under the asset and liability method which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions which have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse or the carryforwards are expected to be utilized. Deferred tax assets are then reduced by a valuation allowance if management believes it is more likely than not they will not be realized.

COMPREHENSIVE LOSS

          Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), requires that an enterprise (i) classify items of other comprehensive income (loss) by their nature in the financial statements and (ii) display the accumulated balance of other comprehensive income (loss) separately from retained earnings (deficit) and additional paid-in capital in the equity section of a balance sheet. The Company's other comprehensive loss, as set forth in the accompanying consolidated statements of shareholders' equity (deficit), is comprised of the net loss for the period plus the current period cumulative translation adjustments.

BASIC AND DILUTED LOSS PER ORDINARY SHARE

          Basic loss per ordinary share is determined by dividing net loss by the weighted average number of ordinary shares outstanding during each period. Diluted loss per share includes the effects of potentially issuable ordinary shares, but only if dilutive. Because the Company was in a loss position in 2001, 2000 and 1999, there are no differences between basic and diluted loss per ordinary share for the Company through December 31, 2001. Under the Company's employee incentive plans 213,928 and 99,482 shares were exercisable as of December 31, 2001 and 2000, respectively, and no shares where exercisable as of December 31, 1999. The weighted average ordinary shares outstanding for 2000 excludes the issuance in November 2000 of 3,142,162 ordinary shares for LLC units contributed to the Company (See Note 3).

          For the years ended December 31, 2001 and 2000, basic and diluted loss per ordinary share is comprised of the following:

                                                                                                          2001          2000
                                                                                                   -----------    ----------
Loss before extraordinary item and accounting change..........................................     EURO  (2.19)   EURO (1.35)
Extraordinary item............................................................................            0.29          0.01
Cumulative effect of change in accounting principle...........................................               -             -
                                                                                                   -----------    ----------
Basic and diluted loss per ordinary share.....................................................     EURO  (1.90)   EURO (1.34)
                                                                                                   ===========    ==========

FOREIGN OPERATIONS AND FOREIGN EXCHANGE RATE RISK

          Through December 31, 1999, the functional currency for the Company's foreign operations was the applicable local currency for the affiliate company and the functional currency for CompleTel Europe was the U.S. dollar. Effective January 1, 2000, CompleTel Europe and each of its subsidiaries, except those in the U.K. adopted the euro as their functional currency. Additionally, the Company adopted the euro as its financial reporting currency. As a result, the Company has restated prior period amounts by translating prior period U.S. dollar amounts into the euro.

          Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at exchange rates in effect at period-end, and the consolidated statements of operations are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into euro that result in unrealized gains or losses are recorded net of tax and referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of shareholders' equity.

          Transactions denominated in currencies other than the local functional currency of the Company's operating subsidiaries, including U.S. dollar denominated intercompany accounts and notes payable to LLC and Management Co., are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

          Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instrument and whether (and how) it is designated as a hedge. The adoption, on January 1, 2001, of SFAS 133 did not have a material impact on the financial position or operating results of the Company.

NEW ACCOUNTING STANDARDS

          In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS 142 requires intangible assets to be recognized if they arise from contractual or legal rights or are "separable," i.e., it is feasible that they may be sold, transferred, licensed, rented, exchanged or pledged. As a result, it is likely that more intangible assets will be recognized under SFAS 142 than its predecessor, APB Opinion No. 16 although in some instances previously recognized intangibles will be subsumed into goodwill.

          Under SFAS 142, goodwill will no longer be amortized on a straight-line basis over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. A reporting unit is defined as an operating segment or one level lower. Goodwill will no longer be allocated to other long-lived assets for impairment testing under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Additionally, goodwill on equity method investments will no longer be amortized; however, it will continue to be tested for impairment in accordance with APB Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock". Under SFAS 142, intangible assets with indefinite lives will not be amortized. Instead, they will be carried at the lower of cost or market value and be tested for impairment at least annually. All other recognized intangible assets will continue to be amortized over their estimated useful lives.

          SFAS 141 and 142 are effective for fiscal years beginning after December 15, 2001. The Company does not anticipate that the adoption of these statements will have a material impact on its results of operations or its financial position.

          The goodwill amortization expense and net loss of the Company for the years ended December 31, 2001, 2000 and 1999 are as follows (in thousands):



                                                                     YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------
                                                           2001                2000               1999
                                                    ----------------------------------------------------
Reported net loss                                        (299,049)           (200,488)           (49,790)

     Add back: goodwill amortization..............            305                 441                179
                                                    -------------        ------------       ------------
Adjusted net loss ................................       (298,744)           (200,047)           (49,611)
                                                    =============        ============       ============

Reported net loss per share.......................          (1.90)              (1.34)             (0.50)
                                                    -------------        ------------       ------------
Adjusted net loss per share.......................          (1.90)              (1.34)             (0.50)
                                                    =============        ============       ============


          In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale consistent with the fundamental provisions of SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". While it supersedes APB Opinion 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" it retains the presentation of discontinued operations but broadens that presentation to include a component of an entity (rather than a segment of a business). However, discontinued operations are no longer recorded at net realizable value and future operating losses are no longer recognized before they occur. Under SFAS No. 144 there is no longer a requirement to allocate goodwill to long-lived assets to be tested for impairment. It also establishes a probability weighted cash flow estimation approach to deal with situations in which there are a range of cash flows that may be generated by the asset being tested for impairment. SFAS No. 144 also establishes criteria for determining when an asset should be treated as held for sale.

          SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years, with early application encouraged. The provisions of the Statement are generally to be applied prospectively. The Company does not anticipate that adoption of SFAS No. 144 will have a material impact on its results of operations or its financial position.

(3) RELATED PARTY TRANSACTIONS

EMPLOYEE LOANS

          In March 2000, iPcenta Limited, a wholly-owned indirect subsidiary of the Company, loaned one of the Managing Directors and the President of its subsidiary, CompleTel UK Limited, the principal amount of U.S.$206,500 (EURO 220,000) to purchase common units of LLC. The principal amount, together with accumulated interest at the rate of 7% compounded semi-annually, was to become due and payable on the earlier of (a) January 15, 2003, (b) 30 days after a termination for cause, or (c) 90 days after any termination of employment. The common units were subject to vesting and forfeiture provisions and will, if vested, entitle the Managing Director to receive a pro rata number of its ordinary shares when and if LLC is liquidated. In accordance with the terms of the loan, iPcenta forgave a pro rata portion of the principal and interest on the note as the common units vest or upon forfeiture. In addition, iPcenta reimbursed the Managing Director for tax liabilities arising as a result of this arrangement. The Company forgave a total of EURO 179,880 of this loan, including principal and interest and reimbursement of associated tax liabilities. Following the termination of the Managing Director's employment with the Company in late May 2001, approximately EURO 101,752 of the loan became due and payable. This amount was settled by the Managing Director by transferring to the Company, LLC units he owned, representing 42,914 ordinary shares and having market value equal to the amount due for repayment as of the date of transfer.

          In March 2000, a limited number of the Company's employees obtained interest bearing loans in an approximate aggregate principal amount of EURO 2 million from a commercial bank to purchase shares in the Company's IPO. The shares purchased by these employees were pledged to the bank as a security for the repayment of the loans. In connection with these loans, the Company has entered into certain arrangements with these employees and the lending bank, including indemnity letters under which the Company agreed to pay the lending bank the amount of any shortfalls from the amount payable on these loans (including interest), that is, the difference between the amount due for repayment and the proceeds of the sale of the pledged shares. In accordance with their terms, the loans matured in September 2001. In August 2001, the employees decided to prepay the loans prior to the maturity date. On August 16, 2001 the commercial bank sold the 111,827 ordinary shares pledged to it by the employees and used the proceeds from such sale to repay the amount of the loans. The Company paid to the lending bank the amount of approximately EURO 1.8 million which represented the difference between the proceeds of the sale of the pledged sales and the amount due for repayment on the maturity of the loans. The charge related to this repayment has been included in selling, general and administrative expense in the accompanying 2001 consolidated statement of operations.

          In December 2000, the Company loaned William Pearson, its then President and Chief Executive Officer, the principal amount of U.S.$1.5 million. The principal amount, together with accumulated interest at the annual rate of 7% was originally scheduled to be due and payable on the earlier of December 31, 2001, or 180 days after any termination of employment. Effective as of December 11, 2001, the maturity date for this loan was extended to December 31, 2002, or 180 days after any termination of employment. As a result of this executive's resignation on February 22, 2002, the loan is due and payable on August 19, 2002.

          In April 2001, the Company granted Timothy Samples, its then Chief Executive Officer ("CEO"), an incentive bonus, which was structured as a Loan Agreement, pursuant to which the Company made a EURO 865,000 forgivable loan to the CEO. The loan accrued interest at 6%, compounded quarterly, and became due February 28, 2002. In accordance with its terms, the repayment of the loan (including interest and reimbursement of associated tax liabilities) has been forgiven by the Company, as the CEO was still employed by the Company. The charge related to the forgiveness of this loan has been included in selling, general and administrative expense in the accompanying 2001 statement of operations.


TAX EQUALIZATION PAYMENTS

          Certain of the Company's U.S. employees have been employed under expatriate agreements and were relocated to Paris and London. In accordance with their expatriate agreements, these employees were subject to tax equalization provisions whereby they were placed in substantially the same economic position as if they were employed in the United States. Based on such employees' year-end tax status, the Company paid taxes on behalf of these employees, however, the tax liability is the responsibility of these employees. For the year ended December 31, 2001, these amounts totaled approximately EURO 270,000 and have been classified as part of affiliate receivables in the accompanying consolidated balance sheet.

MANAGEMENT AGREEMENT

          During 1999, LLC and Management Co., executed management services agreements (as amended, the "Management Agreements"), pursuant to which Management Co. performed certain services for LLC and its direct and indirect subsidiaries. The Management Agreements provided for reimbursement in an amount of 105% (103% prior to February 1999) of all expenses incurred by Management Co. in the performance of the Management Agreements. These items incurred by Management Co. consist primarily of executive management salaries and benefits, occupancy costs and professional fees and were allocated to certain of the LLC's direct and indirect subsidiaries (the "Operating Subsidiaries") based upon an estimate of the percentage of such items that are attributable to the operations of the Operating Subsidiaries. Beginning October 2000, these expenses were accounted for within CompleTel Headquarters Europe S.A.S ("Europe Headquarters"). Accordingly, after October 1, 2000, allocated costs from an affiliate represents only those costs of Management Co. and are included in the consolidated statements of operations as allocated costs from an affiliate, while costs incurred by Europe Headquarters are classified as part of selling, general and administrative costs. Management believes that the allocation method is reasonable and that such costs are representative of the costs which would have been incurred by the Operating Subsidiaries on a stand-alone basis without any support from LLC. For the years ended December 31, 2001, 2000 and 1999 the Company recorded approximately EURO 5.4 million, EURO 12.1 million and EURO 6.2 million respectively, for billings under the Management Agreements. In early 2002, the Company completed the acquisition of Management Co. for U.S.$1.0. from LLC. Accordingly, effective January 1, 2002, all the expenses incurred by Management Co. will be accounted for as selling, general and administrative costs.

CONTRIBUTION OF LLC COMMON UNITS FOR COMPLETEL EUROPE NV ORDINARY SHARES

          In late November 2000, certain employees of CompleTel Europe who held common units of CompleTel LLC ("LLC"), contributed all such common units, except for those still subject to performance vesting provisions, to CompleTel Europe in consideration for 3,142,162 newly issued ordinary shares of CompleTel Europe. The number of ordinary shares issued was equal to the number of ordinary shares represented by the common units contributed to CompleTel Europe and were recorded at EURO 15.6 million, the fair market value of those shares on the date of issuance. The corresponding investment in LLC, representing approximately 3,280 common units which are exchangeable into 3,142,162 ordinary shares of the Company, is reflected as a reduction of CompleTel Europe's equity in the accompanying consolidated statement of shareholders' equity (deficit), similar to treasury stock. The common units contributed included both vested and non-vested time vesting units. The ordinary shares issued in respect of the non-vested units remain subject to the same vesting provisions as the original award.

(4) INITIAL PUBLIC OFFERING

          On March 30, 2000, CompleTel Europe completed the IPO of its ordinary shares. In the offering, CompleTel Europe issued 31,280,000 ordinary shares in exchange for gross proceeds of approximately EURO 547.4 million, based on the euro public offering price of EURO 17.50 per share. A portion of the IPO shares, 8,343,931, were offered in the U.S., at a public offering price of $17.09 per share. After giving effect to the translation of U.S. dollars received for shares offered in the U.S., gross proceeds translated into euro totaled approximately EURO 551.4 million.

(5) INDEBTEDNESS

SENIOR DISCOUNT NOTES

          In February 1999, the CompleTel Europe and CompleTel Holdings completed an Offering of 147,500 units (the "Units") consisting of approximately EURO 131.9 million aggregate principal amount of 14% Senior Discount Notes due 2009 (the "Notes") issued by CompleTel Europe and 1,475,000 non-voting Class B Membership Interests of CompleTel Holdings. CompleTel Europe issued the Notes at a substantial discount from their principal amount at maturity on February 16, 2009. A principal investor in LLC acquired 400 Units in the Offering. The proceeds of the Offering, net of offering fees and costs, were approximately EURO 64.9 million and were held in an escrow account until CompleTel Europe received a minimum commitment of $90 million in senior credit facilities, which was received in April 1999. To comply with Netherlands laws, the Notes are guaranteed by LLC on a senior unsecured basis. As LLC is a holding company with no operations other than the operations to be conducted by CompleTel Europe and its subsidiaries, it is unlikely that LLC would have sufficient funds to satisfy CompleTel Europe's obligations on the Notes if CompleTel Europe is unable to satisfy its own obligation on the Notes. Of the approximately EURO 67.1 million gross proceeds from the Offering, approximately EURO 63.1 million was attributed to the Notes and approximately EURO 4 million was attributed to the 1,475,000 Class B Membership Interests of CompleTel Holdings. The EURO 4 million allocated to the Class B Membership Interests represents additional discount on the Notes.

          Cash interest will not accrue on the Notes prior to February 15, 2004, with the Notes accreting to their stated principal amount at maturity at an effective interest rate of approximately

15.1%. The accretion is being charged to interest expense. Commencing February 15, 2004, cash interest on the Notes will accrue at 14% per annum and will be payable in cash on August 15 and February 15 of each year. The Notes mature February 15, 2009.

SENIOR NOTES OFFERING

          In April 2000, the Company completed an offering of an aggregate EURO 200 million 14% senior notes due 2010 (the "Senior Notes"). A portion of the proceeds were used to repurchase $27.0 million (EURO 27.6 million) principal amount at maturity of the Senior Discount Notes. To comply with Netherlands laws, the Senior Notes were guaranteed by LLC on a senior, unsecured basis. In March 2001, this guaranty terminated. The Company lent approximately EURO 78.0 million of the initial net proceeds to a wholly-owned subsidiary which used the funds to invest in a portfolio of securities which is pledged as security for the Senior Notes. The proceeds of these pledged securities will be used to make the first six interest payments on the Senior Notes. The remaining proceeds from the Senior Notes offering have been used to fund the further deployment of the Company's networks in existing markets, to fund net operating losses and for general and corporate purposes.

SENIOR NOTES REPURCHASES

          During 2001, the Company repurchased EURO 78.1 million principal amount of its Senior Notes for EURO 28.9 million (EURO 11.2 million in unrestricted cash and EURO 17.7 million in proceeds from pledged securities). In connection with these repurchases, an extraordinary gain of approximately EURO
49.9 million, net of related deferred financing costs which were also written off, was recognized.

          Long-term debt consists of the following (in thousands):

                                                                                                      DECEMBER 31,
                                                                                              ---------------------------
                                                                                                      2001           2000
                                                                                              ------------  -------------
      14% Senior Discount Notes, face amount $120.5 million, due 2009, effective rate of interest 15.1%, converted to euro at December 31, 2001 and 2000
      exchange rates of  0.886 and 0.942, respectively...................................     EURO  99,333   EURO  80,597
      14% Senior Notes, due 2010.........................................................          121,870        200,000
      Other long-term debt...............................................................            6,532              -
                                                                                              ------------  -------------
                                                                                              EURO 227,735   EURO 280,597
                                                                                              ============  =============

CREDIT AGREEMENT

          In January 2000, the Company executed an agreement for a EURO 265 million senior secured credit facility with Goldman Sachs International and BNP Paribas as co-arrangers of the facility. The Company never drew on this facility and in August 2001 the facility was terminated. The remaining deferred financing costs associated with this facility were written off at the time the facility was terminated.

(6) COMMITMENTS AND CONTINGENCIES

OPERATING LEASES, INCLUDING RIGHTS-OF-WAY AGREEMENTS

          The Company has entered into various operating lease agreements for network switch locations, office space, employee residences and vehicles. In addition, the Company has entered into various rights-of-way agreements. Future minimum lease obligations related to the Company's operating leases and rights-of-way agreements are as follows for the years ending December 31 (in thousands):

   2002.......................................................            12,560
   2003.......................................................             9,708
   2004.......................................................             7,604
   2005.......................................................             6,822
   2006.......................................................             5,444
   Thereafter.................................................            21,281
                                                                     -----------
   Total......................................................       EURO 63,419
                                                                     ===========

          Total rent expense for the years ended December 31, 2001, 2000 and 1999 was approximately EURO 5.6 million, EURO 4.3 million and EURO 1.4 million, respectively.

MANAGEMENT EMPLOYMENT AGREEMENTS

          Certain employees of Management Co. that have been seconded to CompleTel Europe's subsidiaries are parties to employment agreements. The agreements generally provide for a specified base salary, as well as a bonus set as a specified percentage of the base salary. The bonus is based on attainment of certain identified performance measures. The employment agreements generally provide for cost of living differentials, relocation and moving expenses, automobile allowances and income tax equalization payments, if necessary, to keep the employee's tax liability the same as it would be in the United States.

LEGAL PROCEEDINGS

          The syndicate of co-owners of a building in which CompleTel France installed certain telecommunications equipment, brought an action against the Company before the Tribunal de Grande Instance of Paris alleging that the equipment was installed without obtaining the necessary authorizations and caused disturbances in the building. On May 11, 2001, the tribunal issued a decision, following a preliminary injunction hearing (a) ordering the Company to restore the premises to their original state, and (b) appointing an expert with the mandate of determining the liability, if any, the damages sustained, if any, and the work which the Company may have to undertake with respect to the equipment to cease the disturbances. The Company appealed against this decision and the proceeding is currently in progress. The Company is also involved in discussions to settle this matter out of court, but there can be no assurance that the Company will be able to reach a settlement. If the negotiations to settle out of court are unsuccessful, the Company may be required to move the equipment and may be required to do so in a short period of time. In such an event, the Company could suffer disturbances to its network, which could have an impact on its activities. Although at this stage the Company is not in a position to predict the outcome of the negotiations, the Company estimates that the costs of either moving the equipment or settling this dispute would not have a material adverse effect on its financial condition or results of operations.

          The Company is not party to any other pending legal proceedings that it believes would, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations.

(7) INCOME TAXES

THE NETHERLANDS

          In general, a Dutch holding company may benefit from the so-called "participation exemption." The participation exemption is a facility in Dutch corporate tax law which allows a Dutch company to exempt, from Dutch income tax, any dividend income and capital gains in relation to its participation in subsidiaries which are legal entities residing in The Netherlands or in a foreign country. Capital losses are also exempted, apart from liquidation losses (under stringent conditions). Any costs in relation to participations, to the extent these participations do not realize Dutch taxable profit, are not deductible. These costs include costs to finance such participation.

          As of December 31, 2001, CompleTel Netherlands had generated net operating losses ("NOL") carryforwards for income tax purposes totaling approximately EURO 220 million. For Dutch corporate income tax purposes, NOL carryforwards may be carried forward indefinitely. The above-mentioned losses have not been established be decree by the Dutch tax inspector and could therefore be subject to change. The current statutory tax rate for the Netherlands is approximately 34.5%.

GERMANY

          As of December 31, 2001, CompleTel Germany had generated NOL carryforwards for income tax purposes totaling approximately EURO 105 million. For German income tax purposes, NOL carryforwards may be carried forward indefinitely. The current statutory tax rate for Germany is approximately 40%.

FRANCE

          As of December 31, 2001, CompleTel France had no NOL carryforwards for income tax purposes available. For French income tax purposes NOL carryforwards may generally be carried forward for a period of up to five years. Start-up costs are capitalized for French tax purposes. The Company considers the majority of these costs as eligible for the deferred depreciation regime for French tax purposes, resulting in an indefinite carryforward life of the corresponding amortization expense. The current statutory rate for France is 33.1/3%, excluding surcharge.

          The Company has recorded a valuation allowance equal to the total net deferred tax assets as of December 31, 2001 and 2000, due to the uncertainty of realization through future operations. The valuation allowance will be reduced at such time as management believes it is more likely than not that the net deferred tax assets will be realized. Any reductions in the valuation allowance will reduce future provisions for income tax expense. The difference between income tax expense provided in the consolidated financial statements and the expected income tax benefit at statutory rates related to the Company's corporate and foreign subsidiary operations for the years ended December 31, 2001, 2000 and 1999 (in thousands):

                                                                        YEAR ENDED DECEMBER 31,
                                                           --------------------------------------------------
                                                               2001                2000               1999
                                                           ------------        -----------       ------------
Expected income tax benefit at the weighted average
 statutory rate of 39.56%............................      EURO 118,303        EURO 79,313       EURO  19,697
Stock-based compensation.............................            (2,080)           (23,953)              (256)
Other................................................                --                 --                 77
Valuation allowance..................................          (116,223)           (55,360)           (19,518)
                                                           ------------        -----------       ------------
 Total income tax benefit............................      EURO      --        EURO     --       EURO      --
                                                           ============        ===========       ============

          Deferred tax assets are as follows (in thousands):

                                                                                        DECEMBER 31,
                                                                                 ----------------------------
                                                                                     2001            2000
                                                                                 ------------    ------------
           Deferred tax assets:
            Operating loss carryforwards...................................      EURO 132,130    EURO  73,722
            Capitalized start-up costs.....................................                --             728
            Depreciation and amortization..................................            61,085           3,641
                                                                                 ------------    ------------
           Total deferred tax assets.......................................           193,215          78,091
            Less valuation allowance.......................................          (193,215)        (78,091)
                                                                                 ------------    ------------
            Net deferred taxes.............................................      EURO      --    EURO      --
                                                                                 ============    ============

(8) SEGMENT REPORTING

          Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.


          Historically, management has evaluated the Company's development efforts according to the geographic location of its markets.

          The key operating performance measures used by management in this evaluation include revenue growth and a measure the Company refers to as "Adjusted EBITDA." In calculating Adjusted EBITDA, the Company excludes (in addition to interest, taxes, depreciation and amortization) non-cash compensation charges and foreign exchange loss and other expenses, including restructuring, impairment and other charges, as well as other non-recurring operating expenses. The Company believes that Adjusted EBITDA provides both management and investors with a measure of operating results that is unaffected by the financing and accounting effects of gains and losses that are either of a non-recurring nature or are not closely related to the performance of its core business.


          Adjusted EBITDA is not derived pursuant to generally accepted accounting principles and therefore should not be considered as an alternative to operating income (loss), as an alternative to cash flows from operating activities, or as a measure of liquidity. Furthermore, the

Company is not aware of any uniform standards for determining Adjusted EBITDA. Presentations of Adjusted EBITDA may not be calculated consistently by different companies in the same or similar businesses. As a result, the Company's reported Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

          Certain financial information reflecting the Company's development efforts by geographic location is presented below (in thousands).

As of and for the year ended December 31, 2001:


                                                                                                  COMPLETEL
                                                                                                     EUROPE
                                                          COMPLETEL    COMPLETEL     COMPLETEL          AND
                                                             FRANCE      GERMANY            UK        OTHER    CONSOLIDATED
                                                        -----------  -----------     ---------    ---------    ------------
Revenue:
    Retail .........................................         38,996        7,953             -            -          46,949
    Carrier ........................................          8,877        7,722             -            -          16,599
    ISP ............................................         26,164        1,416             -            -          27,580
    Hosting ........................................          1,902        1,388         3,491            -           6,781
                                                        -----------  -----------     ---------    ---------    ------------
        Total Revenue...............................         75,939       18,479         3,491            -          97,909
Adjusted EBITDA.....................................        (33,514)     (26,307)       (8,669)     (21,039)        (89,529)
    Depreciation and amortization...................                                                                (54,961)
    Interest expense, net of interest income........                                                                (16,618)
    Foreign exchange loss and other expense.........                                                                (11,294)
    Restructuring, impairment and other
    charges.........................................                                                               (167,555)
    Non-cash compensation charges...................                                                                 (5,260)
Loss before extraordinary item
    and cumulative effect of change in accounting
    principle                                               (74,518)    (115,858)      (27,319)    (127,522)       (345,217)
Total long-lived assets, net........................        236,812       25,791            62       23,039         285,704
Total assets........................................        285,251       40,963         2,255      127,521         455,990
Expenditures for long-lived assets..................         93,927       52,475         4,283       14,289         164,974

As of and for the year ended December 31, 2000:


                                                                                                  COMPLETEL
                                                                                                     EUROPE
                                                          COMPLETEL    COMPLETEL     COMPLETEL          AND
                                                             FRANCE      GERMANY            UK        OTHER    CONSOLIDATED
                                                        -----------  -----------     ---------    ---------    ------------
Revenue:
    Retail ...........................................        8,933        1,431             -            -          10,364
    Carrier ..........................................        3,727          462             -            -           4,189
    ISP ..............................................        7,901        1,035             -            -           8,936
    Hosting ..........................................        2,390           27         5,634            -           8,051
                                                        -----------  -----------     ---------    ---------    ------------
        Total Revenue.................................       22,951        2,955         5,634            -          31,540
Adjusted EBITDA.......................................      (54,886)     (32,350)       (4,758)      (1,200)        (93,194)
    Depreciation and amortization.....................                                                              (22,027)
    Interest expense, net of interest income..........                                                               (6,574)
    Foreign exchange loss and other expense...........                                                              (18,933)
    Non-cash compensation charges.....................                                                              (60,550)
Loss before extraordinary item
    and cumulative effect of change in accounting
    principle                                               (89,412)     (47,333)       (5,701)     (58,832)       (201,278)
Total long-lived assets, net..........................      156,004      127,946         9,669       11,862         305,481
Total assets..........................................      199,950      176,323        14,914      433,594         824,781
Expenditures for long-lived assets....................      101,335      108,798         9,129       10,939         230,201


As of and for the year ended December 31, 1999:


                                                                                                  COMPLETEL
                                                                                                     EUROPE
                                                          COMPLETEL    COMPLETEL     COMPLETEL          AND
                                                             FRANCE      GERMANY            UK        OTHER    CONSOLIDATED
                                                        -----------  -----------     ---------    ---------    ------------
Revenue:
    Retail ...........................................          694            -             -            -             694
    Carrier ..........................................          411            -             -            -             411
    ISP ..............................................          798            -             -            -             798
    Hosting ..........................................            -            -           958            -             958
                                                        -----------  -----------     ---------    ---------    ------------
       Total Revenue..................................        1,903            -           958            -           2,861
Adjusted EBITDA.......................................      (27,237)      (5,305)       (1,346)      (2,055)        (35,943)
    Depreciation and amortization.....................                                                               (4,302)
    Interest expense, net of interest income..........                                                               (5,446)
    Foreign exchange loss and other expense...........                                                               (3,465)
    Non-cash compensation charges.....................                                                                 (634)
Loss before extraordinary item and cumulative effect of
change in accounting principle........................      (32,824)      (8,181)       (1,548)      (7,237)        (49,790)
Total long-lived assets, net..........................       67,904       25,843           865        1,891          96,503
Total assets..........................................       80,860       67,674         1,724       25,950         176,208
Expenditures for long-lived assets....................       68,854       27,435           855                       97,144

(9) EMPLOYEE INCENTIVE PLANS

LLC COMMON UNITS

          Certain employees of the Company and LLC have purchased common units of LLC for $1 per unit under their executive securities agreements. The common units issued consist of non-performance time vesting units and performance based vesting units. The non-performance based time vesting units generally vest over a four-year period. Vesting for non-performance based time vesting units was accelerated by one year upon the completion of the IPO in March 2000. As discussed in Note 3, certain of these non-performance based time vesting units were contributed to CompleTel Europe in exchange for newly issued CompleTel Europe ordinary shares, subject to the same vesting provisions of the original issuance of common units. The Company accounts for these awards under APB 25 and related interpretations. Accordingly, the intrinsic value of the non-performance based time vesting units was accounted for at issuance and pushed down to the Company as additional paid-in capital, with an offsetting entry to deferred compensation. The original intrinsic value of the non-performance based time vesting units issued totaled approximately EURO 4.0 million. This deferred compensation is being amortized over the vesting period for the applicable award, generally four years.

          The performance based vesting units are, in addition to time vesting, subject to performance based vesting according to certain multiple-of-invested-capital tests calculated based upon the valuation of LLC's equity implied by a qualified public offering and/or by actual sales of LLC's securities by Madison Dearborn Partners ("MDP"). If any performance based vesting units remain unvested on May 18, 2005, there shall be deemed to have occurred a sale of the LLC's securities by MDP at fair market value. Any performance based vesting units that do not vest upon such a deemed sale will be forfeited. The Company has determined that based on the current market capitalization of the Company, the likelihood of an MDP sale meeting the multiple-of-invested-capital test is remote. Accordingly, deferred compensation will only be calculated based on remaining performance based vesting units that are held by former preferred unit holders.

          CompleTel Europe's IPO in March 2000 caused certain common units of LLC held by employees of the Company to vest as a result of meeting specified performance vesting criteria. As a result, the Company recorded compensation expense of approximately EURO 41.9 million based on the value of those vested common units as implied by the IPO price received. In addition, based upon the IPO value indicated above, the Company recorded additional compensation expense and deferred compensation in the quarter ended March 31, 2000, of approximately EURO 24.0 million and EURO 74.9 million, respectively, for performance vesting units that did not vest as a result of the IPO but which may vest upon a qualified sale by MDP, or in May 2005 based on a deemed vesting date. The additional deferred compensation is amortized to expense over the remaining vesting period to May 18, 2005 (deemed vesting date if not prior due to a qualified sale by MDP as defined in the executive securities agreements). The recorded amount of compensation expense and deferred compensation for these variable awards are adjusted at each quarterly reporting date to reflect management's estimate of the number of such units that will ultimately vest and the fair market value of those units as of the end of each reporting period based on the then current market value of the ordinary shares of CompleTel Europe. Accordingly, as of December 31, 2001, CompleTel Europe reduced the initially recorded amount of compensation expense by approximately EURO 21.8 million and deferred compensation by approximately EURO
70.7 million based on the closing price per share on December 31, 2001.

          The compensation charges described above, are included in non-cash compensation charges in the accompanying consolidated statements of operations for the year ended December 31, 2001. Also included in non-cash compensation charges for the year ended December 31, 2001 is EURO 9.5 million resulting from the recognition of deferred compensation on fixed stock option awards granted to the Company's employees and other common units of LLC held by employees subject only to time vesting.

STOCK OPTION PLAN

          In December 1999, the Company adopted the CompleTel Europe N.V. 2000 Stock Option Plan (the "Option Plan"). The Option Plan provides for the grant of options to purchase ordinary shares of CompleTel Europe to employees of the Company.

          Options granted are subject to vesting as follows. Options granted to employees resident in France vest in an increment of 60% of the ordinary shares subject to the option on the second anniversary of the date of the grant and in two increments of 20% on the third and fourth anniversaries of the date of the grant. Options granted to employees resident in the United Kingdom, Germany and the U.S. vest in annual increments of 25% of the ordinary shares subject to the option, commencing on the first anniversary date of the grant. Grants under this plan are accounted for under fixed plan accounting in accordance with APB 25 and related interpretations.

          A summary of stock option activity for the Option Plan is as follows:

                                                                         YEAR ENDED                          YEAR ENDED
                                                                     DECEMBER 31, 2001                   DECEMBER 31, 2000
                                                                -----------------------------      ----------------------------
                                                                                     WEIGHTED                          WEIGHTED
                                                                 NUMBER OF            AVERAGE      NUMBER OF            AVERAGE
                                                                    SHARES     EXERCISE PRICE         SHARES     EXERCISE PRICE
                                                                ----------     --------------      ---------     --------------
                                                                                       (EURO)                            (EURO)
Outstanding at the beginning of the period...............        3,882,977               6.10      2,035,230               2.92
Granted during the period................................        5,694,918               2.71      2,512,897               8.39
Cancelled during the period..............................       (2,134,351)              4.93       (665,150)              5.02
Exercised during the period..............................           (6,270)              2.92             --                 --
                                                                ----------                         ---------
Outstanding at the end of the period.....................        7,437,274               3.79      3,882,977               6.10
                                                                ==========                         =========
Exercisable at the end of the period.....................          213,928               6.43         99,482               2.92
                                                                ==========                         =========

          The combined weighted-average fair values and weighted-average exercise prices of options granted are as follows:


                                                                          YEAR ENDED                         YEAR ENDED
                                                                      DECEMBER 31, 2001                  DECEMBER 31, 2000
                                                                -----------------------------      ------------------------------
                                                                 NUMBER OF                         NUMBER OF
                                                                   OPTIONS         FAIR VALUE        OPTIONS          FAIR  VALUE
                                                                ----------         ----------      ---------          -----------
Exercise Price:
Less than market price...................................               --                 --        383,740                15.45
Equal to market price....................................        5,694,918               1.73      2,129,157                 6.19
Greater than market price................................               --                 --             --                   --
                                                                ----------                         ---------
Total....................................................        5,694,918               1.73      2,512,897                 8.39
                                                                ==========                         =========

The following table summarizes information about stock options outstanding, vested and exercisable as of December 31, 2001:

                                                OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                                    ------------------------------------------------------------------------------------
                                                        WEIGHTED
                                                         AVERAGE
                                      NUMBER OF        REMAINING            WEIGHTED      NUMBER OF             WEIGHTED
                                        OPTIONS      CONTRACTUAL    AVERAGE EXERCISE        OPTIONS     AVERAGE EXERCISE
                                    OUTSTANDING     LIFE (YEARS)        PRICE (EURO)    EXERCISABLE         PRICE (EURO)
                                    -----------     ------------    ----------------    -----------     ----------------
Exercise Price Range (euro)
0-4............................       6,027,353             4.70                2.94        115,028                 2.92
4-10...........................       1,001,691             3.95                7.16         53,904                 7.36
10-15..........................         245,730             3.50               12.93         31,873                12.93
GREATER THAN 15................         162,500             3.25               17.50         13,123                17.50
                                    -----------                                         -----------
Total..........................       7,437,274             4.46                3.79        213,928                 6.43
                                    ===========                                         ===========

PRO FORMA FAIR VALUE DISCLOSURES

          The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), which defines a fair value based method of accounting for employee stock options and similar equity instruments. However, as allowed by SFAS 123, the Company has elected to account for its stock-based compensation plans using the intrinsic value based method of APB 25 and provide pro forma disclosures of net loss and loss per share as if the fair value based method had been applied.

          For pro forma disclosure purposes, the Company has computed the fair value of each option as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions.

                                                                         YEAR ENDED DECEMBER 31,
                                                                ----------------------------------------
                                                                     2001           2000            1999
                                                                ---------      ---------       ---------
           Risk-free interest rate...........................        4.15%           6.0%            6.4%
           Expected dividend yield...........................           0%             0%              0%
           Expected lives outstanding........................   5.5 years      5.5 years       5.5 years
           Expected volatility...............................        70.0%          70.0%           17.1%

          The estimated fair value of options granted is amortized to expense over the option vesting period. Cumulative compensation costs recognized in pro forma net loss with respect to options that are forfeited prior to vesting are adjusted as a reduction of pro forma compensation expense in the period of forfeiture.

          Had compensation cost for the Option Plan been determined based upon the fair value of options on their date of grant, the Company's net losses for the years ended December 31, 2001, 2000 and 1999, would have been increased by approximately EURO 2.0 million, EURO 2.0 million and EURO 54,000, respectively. The related loss per share for the years ended December 31, 2001, 2000 and 1999, would have been EURO 1.91, EURO 1.35 and EURO 0.50, respectively.

(10) RESTRUCTURING, IMPAIRMENT AND OTHER CHARGES


          In connection with the Company's restructuring efforts during the second half of 2001, the Company recognized approximately EURO 164.5 million in restructuring, impairment charges which are reflected in the accompanying consolidated statement of operations.


         These charges consist of the following (in millions):


               Write-down of German and United Kingdom assets.....................        EURO 142.7
               Write-down of materials and supplies...............................               6.0
               Restructuring charges..............................................              15.8
               Total..............................................................        EURO 164.5
                                                                                          ==========


IMPAIRMENT CHARGES


          In light of adverse market conditions and the Company's efforts to reduce its ongoing operating expenses and capital outlays, in the fourth quarter of 2001 the Company decided to significantly scale-back its operations in Germany and exit the market in the United Kingdom. As a result of its decision, and in light of the adverse conditions in these markets, the Company determined, in accordance with its policy relating to recoverability of long-lived assets, that it was unlikely to recover its investment in these assets (whether by utilizing these assets in its business or through disposition) and thus, that the values of its German and U.K. assets (comprising network property and equipment, including switches, network plant, customer access equipment and operational support systems) were impaired as of December 31, 2001. Accordingly, the Company recorded charges to write-down the carrying values of these assets to their estimated fair market values using a discounted cash flow approach.


          In addition, as a result of its decision to significantly scale-back operations in Germany, the Company had materials and supplies in excess of what it needed in order to complete construction of its networks under its revised business plan. Accordingly, the Company revalued these excess materials and supplies, resulting in the write-down of all these excess materials and supplies to the lower of cost or market value, as of December 31, 2001.

RESTRUCTURING CHARGES

          The restructuring charges relate primarily to severance costs associated with the reductions in the size of the Company's workforce in France, Germany and the United Kingdom during 2001, and charges incurred as a result of lease terminations and the renegotiation of interconnection agreements in connection with the Company's decision to significantly scale-back its operations in Germany and to exit the market in the United Kingdom. The Company anticipates that its restructuring will be completed during the first half of 2002.

          The restructuring charges can be detailed as follows (in thousands):

SUMMARY OF 2001 RESTRUCTURING CHARGES

                                                                                         EUROPE HQ
                                            FRANCE         GERMANY              UK       AND OTHER           TOTAL
                                        ----------      ----------      ----------      ----------      ----------
Severance(1).....................       EURO 1,151      EURO 2,399      EURO   527      EURO   603      EURO 4,680
Facilities and Network(2)........            1,558           5,194             992               -           7,744
Other(3).........................               20             601              50           2,694           3,365
                                        ----------      ----------      ----------      ----------      ----------

                                             2,729           8,194           1,569           3,297          15,789
Paid during 2001.................            1,025           2,251             546           2,228           6,050
                                        ----------      ----------      ----------      ----------      ----------

Accrual balance, December 31, 2001..    EURO 1,704      EURO 5,943      EURO 1,023      EURO 1,069      EURO 9,739
                                        ==========      ==========      ==========      ==========      ==========

----------
     (1) Severance charges relate to estimated termination salaries and benefits in connection with the termination of employees, related outplacement fees and other related benefits.
     (2) Facilities and network charges relate to costs to terminate or renegotiate facilities and equipment leases and interconnection agreements.
     (3) Other charges primarily relate to legal and consulting costs expected to be incurred in connection with the restructuring.

          The following table details the number of employees involved in the restructuring:


                                          TOTAL NUMBER OF EMPLOYEES TO BE       TOTAL NUMBER OF EMPLOYEES TERMINATED
                                          TERMINATED                            AS OF DECEMBER 31, 2001
                                          ----------------------------------- --------------------------------------
          France                                           144                                 122
          Germany                                          231                                 220
          UK                                                33                                  33
          Europe HQ and other                               21                                  15
                                          ----------------------------------- --------------------------------------
          TOTAL                                            429                                 390
                                          =================================== ======================================




(11) ACQUISITIONS

          On May 31, 2001 CompleTel France acquired 100% of a local network telecommunications operator in France. Effective June 1, 2001, the Company began consolidating the acquired entity. In connection with this transaction, the Company initially recorded EURO 12.4 million as net assets, EURO 5.7 million as long-term liabilities assumed and EURO 6.2 million as goodwill.

(12) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                  BASIC AND
                                                                                                DILUTED NET
                                                                 OPERATING                         LOSS PER
                                                     REVENUE          LOSS       NET LOSS             SHARE
                                                     -------     ---------       --------       -----------
                                                     (IN THOUSANDS OF EURO, EXCEPT PER SHARE AMOUNTS)
2001
First Quarter.................................        19,656       (32,107)       (40,602)            (0.26)
Second Quarter................................        24,496       (41,944)       (50,520)            (0.32)
Third Quarter.................................        25,770       (38,824)       (25,202)            (0.16)
Fourth Quarter................................        27,987      (204,430)      (182,725)            (1.16)
2000
First Quarter.................................         2,527       (88,334)       (97,701)            (0.77)
Second Quarter................................         5,035       (20,595)       (27,597)            (0.18)
Third Quarter.................................         8,889       (29,229)       (35,913)            (0.23)
Fourth Quarter................................        15,089       (37,613)       (39,277)            (0.16)

(13)      SUBSEQUENT EVENTS


SALE OF THE COMPANY'S GERMANY AND U.K. OPERATIONS

          On May 10, 2002, the Company completed the sale of its German operations to a third party. Pursuant to the agreement governing the terms of the sale, the Company transferred to the buyer the entire share capital of CompleTel GmbH, which, until the sale, was an indirect wholly-owned subsidiary of CompleTel Europe. Furthermore, the Company agreed to acquire from CompleTel GmbH certain transmission equipment for EURO 500,000. In addition, the Company agreed to provide the buyer free support billing and financial IT services for a period of up to 12 months after the sale. Following the sale of CompleTel GmbH, the Company no longer operates or generates revenue in Germany. The Company expects to record a loss in connection with this sale in its financial statements for the second quarter of 2002. In connection with the sale of its German operations, the Company entered into reciprocal agreements for terminating traffic, which will allow the Company to service its French customers that currently have, or will develop, operations in Germany.

          On May 15, 2002, the Company completed the sale of its U.K. operations to a third party. Pursuant to the agreement governing the terms of the sale, the Company transferred to the buyer the entire share capital of CompleTel UK Limited, which, until the sale, was an indirect wholly-owned subsidiary of CompleTel Europe. Following the sale of CompleTel U.K. Limited, the Company no longer operates or generates revenue in the United Kingdom. The Company does not expect to recognize a loss or a gain in connection with this sale.


RECAPITALIZATION

          While the Company previously estimated its funding gap (that is, the additional financing required to bring it to cash flow breakeven) to be approximately EURO 60 million to EURO 90 million, in light of (i) the anticipated elimination of interest payments upon the exchange or retirement of the Company's outstanding debt securities pursuant to the recapitalization plan described below, (ii) the cash savings from the sale of the Company's German and UK operations and cost reductions at the Company's European headquarters, and
(iii) the lower cash requirements related to selling, general and administrative expenses and capital expenditures resulting from the Company's restructuring efforts, the Company currently estimates its funding gap to be approximately EURO 30 million. The Company expects that, upon the completion of the recapitalization plan described below, its cash balances, together with the anticipated cash flow from its operations, will be sufficient to fully fund its restructured operations to cash flow breakeven.

          On May 15, 2002, the Company signed an agreement in support of a recapitalization plan (the "Recapitalization") with an ad hoc committee of holders of its 14% senior discount notes due 2009 and 14% senior notes due 2010 (collectively, the "Notes"), constituting over 75% of the Company's outstanding Notes, and with Meritage Private Equity Funds ("Meritage") and DeGeorge Telcom Holdings ("DeGeorge Telcom"), two of the Company's principal shareholders. The Recapitalization will involve a debt for equity swap in respect of the outstanding Notes, the return to the holders of the senior notes due 2010 of the outstanding balance in the escrow account established to provide funds for interest payments on these senior notes, and an equity investment in the aggregate of at least EURO 39.9 million.

          The Company intends to effect the Recapitalization by means of a voluntary pre-arranged Netherlands composition proceeding known as an AKKOORD. To avail itself of this proceeding, CompleTel Europe would file with the Dutch courts for protection from its creditors, which consist almost entirely of holders of its Notes. At the same time, it would submit to the Dutch courts a composition plan whereby the holders of the Notes would receive convertible preferred B shares (the "Convertible Preferred B Shares") and ordinary shares representing approximately 41.5% of the Company's share capital that would be outstanding at the close of the Recapitalization (on an as-converted basis, that is, assuming the conversion of all of the Preferred Shares into Ordinary Shares). This composition plan, which is subject to the support of the holders of at least 75% of the Notes and the sanction of the Dutch courts, would be binding on all the Noteholders, and would effectively eliminate CompleTel Europe's outstanding indebtedness while permitting its operating subsidiaries to continue operations without disruption. The Company believes it has obtained the level of commitments from the holders of its Notes that would be required by The Netherlands courts to approve the composition plan and the retirement of all of its outstanding Notes.

          The Recapitalization includes an equity investment of an aggregate of EURO 30 million by Meritage and DeGeorge Telcom in return for the issuance of convertible preferred A shares (the "Convertible Preferred A Shares") and ordinary shares representing approximately 40.6% of the share capital (on an as-converted basis). In addition, certain of the holders of the senior notes due 2010 have committed to make an equity investment of approximately EURO 9.9 million (reflecting a portion of the escrow funds to be released to these holders) in return for the issuance of Convertible Preferred A Shares and ordinary shares representing approximately 14.6% of the share capital (on an as-converted basis).


          In accordance with their respective terms, in the event of a liquidation of CompleTel Europe, the Preferred A Shares will rank senior to the Preferred B Shares, which, will rank senior to CompleTel Europe's ordinary shares. In addition, upon liquidation, the Preferred A Shares and Preferred B Shares will be entitled to receive, prior to any distribution in respect of the ordinary shares, an amount in cash equal to EURO 0.03 per share (or EURO 2,010.00 per share after giving effect to the Company's proposed reverse share splits).


          Post-Recapitalization, the Noteholders, Meritage and DeGeorge Telcom would own, in the aggregate, 97.4% of the Company's share capital (on an as-converted basis), with the remaining shares (representing 2.6% of the Company's share capital) held by the Company's currently existing shareholders (other than Meritage and DeGeorge Telcom). Furthermore, post-Recapitalization, the Company's Supervisory Board would be reconstituted as a six-member board, comprising two designees of the holders of the Convertible Preferred A Shares, two designees of the holders of the Convertible Preferred B Shares, and two independent directors mutually acceptable to the Noteholders and to Meritage and DeGeorge Telcom.

          The completion of the Recapitalization, which is expected during the third quarter of 2002, is subject to, among other things, the approval of a share capital increase by the Company's existing shareholders, the closure or sale of the Company's operations outside of France, and other customary conditions. The Company believes that it has obtained the required level of commitments from its existing shareholders to vote in favor of the capital increase and other required actions.

          The Company's Supervisory and Management Boards voted unanimously to approve the Recapitalization. The Company expects that, upon the completion of the Recapitalization, its cash balances, together with the anticipated cash flow from its operations, will provide it with sufficient capital to fully fund its restructured operations to cash flow breakeven.

          There is no assurance that the Company will be able to effect the Recapitalization, or that the Company will be able secure alternative sources of financing if the Recapitalization is not consummated. If the Company fails to effect the Recapitalization, or to obtain sufficient alternative financing, it will effectively cease to be able to conduct its business. Given its funding position, the Company believes that if the Recapitalization is not realized, there would be a substantial doubt regarding its ability to continue as a going concern.

                                                                    ANNEX I

                  2002 PROXY - Annual Shareholders Meeting
                           COMPLETEL EUROPE N.V.
       --------------------------------------------------------------
         THIS PROXY IS BEING SOLICITED ON BEHALF OF THE SUPERVISORY
          BOARD AND BOARD OF MANAGEMENT OF COMPLETEL EUROPE N.V.
             FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON
                         TUESDAY, AUGUST 20, 2002


         The undersigned, who is a registered holder of ordinary shares of CompleTel Europe N.V. ("CompleTel"), hereby constitutes and appoints John Hugo and Stefan Sater, and each of them, true and lawful attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual shareholders meeting of CompleTel, to be held at the World Conference Center, Schipholboulevard 127, 1118 BG, Schiphol, The Netherlands, on Tuesday, August 20, 2002, at 1:00 pm, local time, and any adjournment thereof, with all powers of the undersigned would possess if personally present, and to vote, in accordance with the instructions set forth in this proxy, the number of ordinary shares the undersigned would be entitled to vote if personally present.


         THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE
RECOMMENDATIONS OF THE SUPERVISORY BOARD AND BOARD OF MANAGEMENT OF COMPLETEL EUROPE N.V., WHICH RECOMMEND A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.



                                 IMPORTANT
         DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY J.P. MORGAN CHASE & CO. NO LATER THAN 3:00 P.M. (NEW YORK CITY TIME) ON AUGUST 16, 2002.


              (TO BE SIGNED AND CONTINUED ON THE REVERSE SIDE)

                              SEE REVERSE SIDE

{X} Please mark your vote as shown in this example.

1. To adopt the statutory annual accounts for the fiscal year ended December 31, 2001:

                  {  } FOR    {  } AGAINST     {  } ABSTAIN

2. To grant discharge to the members of the members of the Supervisory Board and Board of Management from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2001:

                  {  } FOR    {  } AGAINST     {  } ABSTAIN





                                                      Dated:__________, 2002

---------------------
Signature

---------------------
Joint-Owner (if any) Signature


NOTE: Please sign exactly as name appears hereon. If shares are held jointly, each joint holder should sign. Executors, administrators, trustees, guardians and other signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer's capacity.

                              ATTENDANCE FORM

                           COMPLETEL EUROPE N.V.

     ANNUAL SHAREHOLDERS MEETING TO BE HELD ON TUESDAY, AUGUST 20, 2002

         The undersigned, who is a registered holder of ordinary shares of CompleTel Europe N.V. ("CompleTel"), hereby notifies CompleTel that it wishes to attend and exercise shareholder rights at the annual shareholders meeting of CompleTel to be held at the World Conference Center, Schipholboulevard 127, 1118 BG, Schiphol, The Netherlands, on Tuesday August 20, 2002, at 1:00 pm, local time, and any adjournment thereof, and requests that CompleTel add its name to the admission list for the meeting.

         Please indicate by check mark if you intend to be represented at the annual meeting by an agent or a power of attorney. Yes [ ] No [ ]


                                                     Dated:__________, 2002

---------------------
Signature

---------------------
Joint-Owner (if any) Signature


NOTE: Please sign exactly as name appears on this form. If shares are held jointly, each joint holder should sign. Executors, administrators, trustees, guardians and other signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer's capacity.



                                 IMPORTANT
DATE, SIGN AND RETURN YOUR ATTENDANCE FORM IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY J.P. MORGAN CHASE & CO. NO LATER THAN 3:00 P.M. (NEW YORK CITY TIME) ON AUGUST 16, 2002.